                                                                    EXHIBIT 19.1


                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------














                                   ----------


                              SECOND QUARTER REPORT
                                      2000

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                              MESSAGE TO INVESTORS


Dear Investor:

As of June 30, 2000, the Fund's net asset value per Unit was $1.10 and the Fund held portfolio investments in four companies.

PORTFOLIO UPDATE

R.B.M. Precision Metal Products, Inc. ("RBM") RBM experienced financial difficulties during its fiscal year ended October 31, 1999 due to the loss of several major contracts. RBM appears to have stabilized its financial situation and its management expects the company to achieve a positive EBITDA for its fiscal year ending October 31, 2000. RBM remains current with its interest payments to the Fund. However, on August 24, 2000, RBM notified the Fund that the company failed to meet two of the financial covenants included in the Fund's subordinated loan agreement with RBM for the nine months ended July 31, 2000. Management of the Fund agreed to a waiver with respect to these defaults, in part, because RBM represented to the Fund that, based on booked orders, they expect all financial covenants to be met for their fiscal year ending October 31, 2000. The Fund executed the waiver with respect to the covenants for the nine months ended July 31, 2000 without waiving or effecting its rights for any other period.

Originally, the Fund's RBM debt was scheduled to be repaid over the three years ending May 2002. However, the Fund and RBM's other creditors entered into an Intercreditor and Subordination Agreement in connection with a restructuring of RBM's senior debt in late 1998. The Agreement prohibits principal payments on RBM's subordinated debt prior to October 31, 2000 and restricts payments thereafter, based on a number of financial formulas contained in the Agreement. Therefore, both the amount and timing of the principal payments to be received by the Fund are dependent upon RBM's future operating results, including specifically the EBITDA levels achieved.

LMC Corporation ("LMC") As discussed in detail in previous correspondence and elsewhere in this report, LMC is in Chapter 11 bankruptcy proceedings. The bankruptcy case is progressing and LMC continues to attempt to sell its business. The Fund and Fiduciary Capital Pension Partners, L.P., an affiliated fund, have a second lien position with respect to most of LMC's assets. As a result, the Fund is attempting to realize a partial recovery with respect to the LMC debt held by the fund. The amount, if any, as well as the timing and form of this recovery is entirely dependent upon the amount and form of the proceeds LMC derives from the sale or restructuring of its business. These proceeds could include stock of a purchaser.

Niigata Engineering Co., Ltd. ("Niigata") The Fund holds non-interest-bearing receivables, which were purchased from LMC at a discount. The initial payment was


                                   ----------

                                       ONE

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

due from Niigata on May 21, 2000. Niigata initially refused to make the payment, due to various outstanding claims they have asserted against LMC (which disputes the validity of these claims). Niigata ultimately made the full amount of the payment to the Fund on June 30, 2000. The next scheduled payment is due from Niigata on November 21, 2000.

WasteMasters, Inc. ("WasteMasters") During June 1998, the Fund exchanged its Atlas Environmental, Inc. (which was in bankruptcy proceedings) securities for shares of WasteMasters common stock. The Fund acquired its WasteMasters stock, which trades on the OTC Bulletin Board System, from Nikko Trading of America Corporation ("Nikko"). The stock was subject to a 24-month lock-up period through May 2000. Upon expiration of the lock-up period, the Fund requested that WasteMasters issue the Fund a new stock certificate without the restrictive legend that existed on the Fund's original certificate, so that the stock could be sold. WasteMasters and Nikko have been in litigation with each other and, during March 2000, the court involved with this litigation authorized the cancellation of all WasteMasters stock that had been issued to Nikko, including the shares that Nikko had previously transferred to the Fund. At this time, the Fund is uncertain as to how, or when, these issues regarding the ownership and transferability of its WasteMasters stock will be resolved. The Fund has retained counsel and WasteMasters' attorneys are considering our request to be treated as a bona fide stockholder. Others are in the same position as the Fund and have requested similar treatment. WasteMasters' attorneys have indicated that it may take 90 days to make a determination as to the Fund's position as a stockholder. There can be no assurance that a conclusion favorable to the Fund will be achieved, or that a determination will be made within the indicated time frame.

PERIODIC UNIT REPURCHASE POLICY

Pursuant to the terms of the Fund's periodic unit repurchase policy, the Fund has annually offered to purchase from Investors, up to 7.5% of its outstanding Units for an amount equal to the current net asset value per Unit, net of a 2% fee, which is retained by the Fund to offset expenses incurred in connection with the Repurchase Offer. If the number of tendered Units in any year exceeds 7.5% Of the outstanding Units, the fund's General Partners may vote to repurchase up to an additional 2% of the outstanding Units. If Units in excess of this amount are tendered, Units are repurchased on a prorated basis, after giving priority to Investors owning less than 100 Units.

The 2000 Repurchase Offer will occur during the fourth quarter of 2000. The Repurchase Offer schedule provides for a mailing to Investors on October 5, 2000 and the deadline for tendering Units for repurchase will be October 31, 2000. The repurchase price will be based on the net asset value per Unit on November 14, 2000 and payment for tendered Units will be made on November 21, 2000.




                                   ----------

                                       TWO

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------


CASH DISTRIBUTIONS

The Fund discontinued the payment of its quarterly cash distributions during the first quarter of 2000. It is unlikely that the Fund will be able to pay quarterly distributions during the remainder of 2000 and beyond. Distributions will be addressed on a quarterly basis by the General Partners and will involve the consideration of a number of issues.

LIQUIDATION PLANS

During 1999, the General Partners considered a number of possible plans that would have permitted the Fund to be liquidated by the end of 2000. However, it was determined that none of these plans was feasible. As a result, it is currently expected that the Fund will remain in existence until the remaining debt investments mature, are sold or are prepaid by the respective portfolio companies, and the remaining equity investments are sold or otherwise liquidated.

                               * * * * * * * * * *

If you have any questions concerning your investment in the Fund, please call us at 800-866-7607.

Sincerely,

/s/ PAUL BAGLEY
----------------------------------------
Paul Bagley, Chairman
FCM Fiduciary Capital Management Company

/s/ W. DUKE DEGRASSI
----------------------------------------
W. Duke DeGrassi, President
FCM Fiduciary Capital Management Company

August 29, 2000





                                   ----------

                                      THREE

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                             SCHEDULE OF INVESTMENTS


JUNE 30, 2000 (UNAUDITED)


PRINCIPAL
AMOUNT/                                INVESTMENT     AMORTIZED             % OF TOTAL
SHARES       INVESTMENT                   DATE          COST        VALUE   INVESTMENTS
---------    ----------                ----------     ---------     -----   -----------

MANAGED COMPANIES:

$1,967,040    LMC Corporation, 12.00%
              Senior Subordinated        11/01/96
              Revolving Notes             through
              due 10/31/00(1)            01/13/99   $ 1,967,040   $  273,200

$41,404       LMC Corporation, 12.00%    02/07/00
              Promissory Notes due        through
              8/7/00(2)                  04/11/00        41,404       41,404

93,537 sh.    LMC Corporation,
              Class B Preferred Stock*   08/09/99       935,370            1

260,400 sh.   LMC Corporation,
              Class C Preferred Stock*   06/10/94     2,596,621            1

5,523,500 sh. LMC Corporation            02/09/96
              Common Stock*               through
                                         08/05/98     3,034,549            1

52.08 sh.     LMC Credit Corp.,
              Common Stock*              02/09/96             1            1
                                                     ----------    ---------     ----
                                                      8,574,985      314,608     24.7%
                                                     ----------    ---------     ----
$1,460,000    R.B.M. Precision Metal
              Products, Inc., 13.00%
              Senior Subordinated
              Secured Notes due
              5/24/02(3)                 05/24/95     1,426,635      755,955

14,265.6 sh.  R.B.M. Precision Metal
              Products, Inc., Warrants
              to Purchase Common Stock*  05/24/95        82,955            1

14,392 sh.    R.B.M. Precision Metal
              Products, Inc., Common
              Stock*                     12/09/98             1            1
                                                     ----------    ---------     ----
                                                      1,509,591      755,957     59.4
                                                     ----------    ---------     ----
     Total Investments in Managed
       Companies (114.5% of net assets)              10,084,576    1,070,565     84.1
                                                     ----------    ---------     ----


                 The accompanying notes to financial statements
                     are an integral part of this schedule.


                                   ----------

                                      FOUR

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                       SCHEDULE OF INVESTMENTS (Continued)





JUNE 30, 2000 (UNAUDITED)


PRINCIPAL
AMOUNT/                                INVESTMENT  AMORTIZED              % OF TOTAL
SHARES       INVESTMENT                   DATE       COST         VALUE   INVESTMENTS
------       ----------                ----------  ---------      -----   -----------

NON-MANAGED COMPANIES:

$228,738     Niigata Engineering       12/01/99
             Co., Ltd.,                through
             Receivables(4)            01/03/00      202,139        202,139
                                                 -----------     ----------   -----
                                                     202,139        202,139    15.9
                                                 -----------     ----------   -----
989,414 sh.  WasteMasters, Inc.,
             Common Stock(5)*          06/03/98    1,321,795              1
                                                 -----------     ----------   -----
                                                   1,321,795              1     0.0
                                                 -----------     ----------   -----
   Total Investments in
     Non-Managed Companies
     (21.6% of net assets)                         1,523,934        202,140    15.9
                                                 -----------     ----------   -----
        Total Investments (136.1% of net assets) $11,608,510     $1,272,705   100.0%
                                                 ===========     ==========   =====


(1) The accrual of interest on the notes was discontinued by the Fund effective July 1, 1999.

(2)  The Fund has not accrued any interest income on these notes.

(3) The terms of the notes provide for three equal annual installments of $486,667 commencing on May 24, 2000. However, the Fund is a party to an Intercreditor and Subordination Agreement with R.B.M. Precision Metal Products, Inc.'s ("RBM's") other creditors, which prohibits principal payments on the notes prior to October 31, 2000 and restricts payments thereafter, based on a number of financial formulas contained in the Agreement.

(4) These are non-interest-bearing receivables, which were purchased from LMC Corporation ("LMC") at a discount. Payments are due on November 21, 2000, May 21, 2001 and November 21, 2001 each in the amount of $55,639 and on May 21, 2002 in the amount of $61,821.

(5) See Note 5 regarding significant issues concerning the ownership and transferability of this stock.

*    Non-income producing security.


                 The accompanying notes to financial statements
                     are an integral part of this schedule.


                                   ----------

                                      FIVE

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                                 BALANCE SHEETS


JUNE 30, 2000 AND DECEMBER 31, 1999 (UNAUDITED)

                                                          2000             1999
                                                      -----------      -----------
ASSETS:
  Investments:
    Portfolio investments, at value:
       Managed companies (amortized cost -
         $10,084,576 and $10,031,554,
         respectively)                                $ 1,070,565      $ 1,017,543
       Non-managed companies (amortized cost -
         $1,523,934 and $1,415,263, respectively)         202,140           93,469
    Temporary investments, at amortized cost                   --          649,689
                                                      -----------      -----------
       Total investments                                1,272,705        1,760,701
  Cash and cash equivalents                               288,431          218,111
  Accrued interest receivable                              21,224           21,924
  Other assets                                              6,462           24,333
                                                      -----------      -----------
    Total assets                                      $ 1,588,822      $ 2,025,069
                                                      ===========      ===========
LIABILITIES:
  Payable to affiliates                               $    77,790      $    33,048
  Accounts payable and accrued liabilities                575,906          582,598
  Distributions payable to partners                            --          310,992
                                                      -----------      -----------
    Total liabilities                                     653,696          926,638
                                                      -----------      -----------
COMMITMENTS AND CONTINGENCIES
NET ASSETS:
  Managing General Partner                               (196,777)        (196,777)
  Limited Partners (equivalent to $1.10
    and $1.26, respectively, per limited
    partnership unit based on 1,026,273
    units outstanding)                                  1,131,903        1,295,208
                                                      -----------      -----------
       Net assets                                         935,126        1,098,431
                                                      -----------      -----------
         Total liabilities and net assets             $ 1,588,822      $ 2,025,069
                                                      ===========      ===========

                 The accompanying notes to financial statements
                     are an integral part of this schedule.

                                   ----------

                                       SIX

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                            STATEMENTS OF OPERATIONS




FOR THE THREE MONTHS ENDED JUNE 30, 2000 AND 1999 (UNAUDITED)


                                              2000               1999
                                          ------------      ------------
INVESTMENT INCOME:
  Income:

     Interest                             $     63,683      $    126,697
                                          ------------      ------------
       Total investment income                  63,683           126,697
                                          ------------      ------------
  Expenses:
     Fund administration fees                   35,842            35,842
     Investment advisory fees                   22,450            24,275
     Administrative expenses                    20,277            20,277
     Independent General Partner fees
       and expenses                             13,187            12,939
     Professional fees                           2,053            29,608
     Other expenses                             64,092            12,284
                                          ------------      ------------
       Total expenses                          157,901           135,225
                                          ------------      ------------
NET INVESTMENT LOSS                            (94,218)           (8,528)
                                          ------------      ------------
REALIZED AND UNREALIZED
  GAIN (LOSS) ON INVESTMENTS:
     Net realized loss on investments               --            (6,155)
     Net change in unrealized
       loss on investments                          --           166,795
                                          ------------      ------------
         Net gain on investments                    --           160,640
                                          ------------      ------------
NET (DECREASE) INCREASE IN NET ASSETS
  RESULTING FROM OPERATIONS               $    (94,218)     $    152,112
                                          ============      ============


                 The accompanying notes to financial statements
                     are an integral part of this schedule.


                                   ----------

                                      SEVEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                            STATEMENTS OF OPERATIONS



FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999 (UNAUDITED)


                                                             2000              1999
                                                         ------------      ------------
INVESTMENT INCOME:
  Income:
     Interest                                            $    130,308      $    226,387
                                                         ------------      ------------
       Total investment income                                130,308           226,387
                                                         ------------      ------------
  Expenses:
     Fund administration fees                                  71,685            71,685
     Investment advisory fees                                  44,901            48,550
     Administrative expenses                                   40,553            40,553
     Independent General Partner fees
       and expenses                                            25,517            37,882
     Professional fees                                         23,693            42,721
     Other expenses                                            87,264            31,708
                                                         ------------      ------------
       Total expenses                                         293,613           273,099
                                                         ------------      ------------
NET INVESTMENT LOSS                                          (163,305)          (46,712)
                                                         ------------      ------------
REALIZED AND UNREALIZED
  GAIN (LOSS) ON INVESTMENTS:
     Net realized loss on investments                              --            (6,155)
     Net change in unrealized
       loss on investments                                         --           167,669
                                                         ------------      ------------
         Net gain on investments                                   --           161,514
                                                         ------------      ------------
NET (DECREASE) INCREASE IN NET ASSETS
   RESULTING FROM OPERATIONS                             $   (163,305)     $    114,802
                                                         ============      ============


                 The accompanying notes to financial statements
              are an integral part of these financial statements.



                                   ----------

                                      EIGHT

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                            STATEMENTS OF CASH FLOWS



FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999 (UNAUDITED)


                                                               2000              1999
                                                           ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net (decrease) increase in net assets
     resulting from operations                             $   (163,305)     $    114,802
   Adjustments to reconcile net (decrease) increase
     in net assets resulting from operations to net
     cash used in operating activities:
        Accreted discount on portfolio investments              (24,692)           (2,393)
        Change in assets and liabilities:
           Accrued interest receivable                              700             5,515
           Other assets                                          17,871            25,726
           Payable to affiliates                                 44,742            16,489
           Accounts payable and accrued liabilities              (6,692)             (577)
        Net realized loss on investments                             --             6,155
        Net change in unrealized loss on investments                 --          (167,669)
                                                           ------------      ------------
           Net cash used in operating activities               (131,376)           (1,952)
                                                           ------------      ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of portfolio investments                           (225,570)         (674,957)
   Proceeds from dispositions of portfolio investments           88,569            49,140
   Sale of temporary investments, net                           649,689           849,079
                                                           ------------      ------------
     Net cash provided by investing activities                  512,688           223,262
                                                           ------------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Cash distributions paid to partners                         (310,992)         (672,542)
                                                           ------------      ------------
     Net cash used in financing activities                     (310,992)         (672,542)
                                                           ------------      ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS             70,320          (451,232)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                218,111           837,202
                                                           ------------      ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                 $    288,431      $    385,970
                                                           ============      ============

                 The accompanying notes to financial statements
              are an integral part of these financial statements.



                                   ----------

                                      NINE

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                       STATEMENTS OF CHANGES IN NET ASSETS




FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND FOR
THE YEAR ENDED DECEMBER 31, 1999 (UNAUDITED)


                                                                  2000         1999
                                                               ---------     ----------
Decrease in net assets resulting from operations:
   Net investment loss                                        $ (163,305)  $   (326,228)
   Net realized loss on investments                                    -        493,358
   Net change in unrealized loss on investments                        -     (7,712,001)
                                                               ---------     ----------
     Net decrease in net assets
       resulting from operations                                (163,305)    (7,544,871)
Repurchase of limited partnership units                                -       (383,736)
Return of capital distributions                                        -     (1,319,805)
                                                               ---------     ----------
   Total decrease in net assets                                 (163,305)    (9,248,412)

Net assets:

   Beginning of period                                         1,098,431     10,346,843
                                                               ---------     ----------
   End of period (including no undistributed
     net investment income)                                   $  935,126    $ 1,098,431
                                                              ==========    ===========

                 The accompanying notes to financial statements
              are an integral part of these financial statements.



                                   ----------

                                       TEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                        SELECTED PER UNIT DATA AND RATIOS
                                   (UNAUDITED)





                                                FOR THE THREE MONTHS                    FOR THE SIX MONTHS
                                                    ENDED JUNE 30,                        ENDED JUNE 30,
                                          ---------------------------------       ---------------------------------
                                               2000               1999                2000               1999
                                          -------------       -------------       -------------       -------------
PER UNIT DATA:
   Investment income                      $         .06       $         .11       $         .13       $         .20
   Expenses                                        (.15)               (.12)               (.29)               (.24)
                                          -------------       -------------       -------------       -------------
     Net investment loss                           (.09)               (.01)               (.16)               (.04)
   Net realized loss on investments                  --                (.01)                 --                (.01)
   Net change in unrealized loss
     on investments                                  --                 .15                  --                 .15
   Distributions declared to partners                --                (.30)                 --                (.60)
                                          -------------       -------------       -------------       -------------
     Net decrease in net asset value               (.09)               (.17)               (.16)               (.50)
       Net asset value:
         Beginning of period                       1.19                9.18                1.26                9.51
                                          -------------       -------------       -------------       -------------
         End of period                    $        1.10       $        9.01       $        1.10       $        9.01
                                          =============       =============       =============       =============
RATIOS (ANNUALIZED):
   Ratio of expenses to average
     net assets                                   64.30%               5.47%              57.52%               5.49%
   Ratio of net investment loss
     to average net assets                       (38.37)%             (0.03)%            (31.99)%             (0.94)%
Number of limited partnership
   units at end of period                     1,026,273           1,109,694           1,026,273           1,109,694






         The accompanying notes to financial statements are an integral part of these selected per unit data and ratios.


                                   ----------

                                     ELEVEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                          NOTES TO FINANCIAL STATEMENTS





JUNE 30, 2000 (UNAUDITED)


1.   GENERAL

The accompanying unaudited interim financial statements include all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of FCM Fiduciary Capital Management Company ("FCM"), the Managing General Partner of Fiduciary Capital Partners, L.P. (the "Fund"), necessary to fairly present the financial position of the Fund as of June 30, 2000 and the results of its operations, changes in net assets and its cash flows for the periods then ended.

These financial statements should be read in conjunction with the Significant Accounting Policies and other Notes to Financial Statements included in the Fund's annual audited financial statements for the year ended December 31, 1999.

2.   INVESTMENT ADVISORY FEES

As compensation for its services as investment adviser, FCM is entitled to receive, subject to certain limitations, a subordinated monthly fee at the annual rate of 1% of the Fund's available capital, as defined in the Partnership Agreement. Investment advisory fees of $44,901 are payable to FCM for the six months ended June 30, 2000. The payment of these fees has been deferred pursuant to the applicable subordination provisions until the Limited Partners receive distributions equal to a cumulative non-compounded 6% return on their adjusted capital contributions, as defined in the Partnership Agreement.

3.   FUND ADMINISTRATION FEES

As compensation for its services as fund administrator, FCM receives a monthly fee at the annual rate of 0.45% of net proceeds available for investment, as defined in the Partnership Agreement. Fund administration fees of $71,685 were paid by the Fund for the six months ended June 30, 2000. FCM is also reimbursed, subject to various limitations, for administrative expenses incurred in providing accounting and investor services to the Fund. The Fund reimbursed FCM for administrative expenses of $40,553 for the six months ended June 30, 2000.

                                   ----------

                                     TWELVE

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)





4.   INDEPENDENT GENERAL PARTNER FEES AND EXPENSES

As compensation for services rendered to the Fund, each of the Independent General Partners receives from the Fund and Fiduciary Capital Pension Partners, L.P., an affiliated fund, (collectively, the "Funds") an annual fee of $30,000, payable monthly in arrears, together with all out-of-pocket expenses. Each Fund's allocation of these fees and expenses is based on the relative number of outstanding Units. Fees and expenses paid by the Fund for the six months ended June 30, 2000 totaled $25,517.

5.   COMMITMENTS AND CONTINGENCIES

LMC Corporation During February 2000, the Fund agreed to advance up to $111,502 to LMC. $41,404 of these advances was structured as the purchase of promissory notes, and additional advances totaling $43,316 were expensed by the Fund. Remaining amounts to be advanced, as of June 30, 2000, total $26,782.

WasteMasters, Inc. ("WasteMasters") The Fund acquired its WasteMasters stock, which trades on the OTC Bulletin Board System, from Nikko Trading of America Corporation ("Nikko") on June 3, 1998. The stock was subject to a 24-month lock-up period through May 2000. Upon expiration of the lock-up period, the Fund requested that WasteMasters issue the Fund a new stock certificate without the restrictive legend that existed on the Fund's original certificate, so that the stock could be sold. To date, WasteMasters has refused to comply with this request. WasteMasters and Nikko have been in litigation with each other. During March 2000, the court involved with this litigation authorized the cancellation of certain WasteMasters stock that had been issued to Nikko, including the shares that Nikko had previously transferred to the Fund. At this time, the Fund is uncertain as to how, or when, these issues regarding the ownership and transferability of its WasteMasters stock will be resolved.


                                   ----------

                                    THIRTEEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                       FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS



The following discussion should be read in conjunction with the Fund's unaudited Financial Statements and the Notes thereto. This report contains, in addition to historical information, forward-looking statements that include risks and other uncertainties. The Fund's actual results may differ materially from those anticipated in these forward-looking statements. While the Fund can not always predict what factors would cause actual results to differ materially from those indicated by the forward-looking statements, factors that might cause such a difference include general economic and business conditions, competition and other factors discussed elsewhere in this report. Readers are urged to consider statements that include the terms "believes", "expects", "plans", "anticipates", "intends" or the like to be uncertain and forward-looking. The Fund undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2000, the Fund held portfolio investments in two Managed Companies and two Non-Managed Companies, with an aggregate original cost of approximately $11.6 million. The value of these portfolio investments, which were made from net offering proceeds and the reinvestment of proceeds from the sale of other portfolio investments, represents approximately 136.1% of the Fund's net assets.

As of June 30, 2000, the Fund's remaining liquid assets were invested in money market funds. These funds are available to fund the annual repurchase offer, to fund follow-on investments in existing portfolio companies, to pay Fund expenses and for distribution to the partners.

Pursuant to the terms of the Fund's periodic unit repurchase policy, the Fund has annually offered to purchase from its Limited Partners up to 7.5% of its outstanding Units for an amount equal to the current net asset value per Unit, net of a fee (not to exceed 2%) to be retained by the Fund to offset expenses incurred in connection with the repurchase offer. If the number of tendered Units in any year exceeds 7.5% of the outstanding Units, the Fund's General Partners may vote to repurchase up to an additional 2% of the outstanding Units. If Units in excess of this amount are tendered, Units are purchased on a pro rata basis after giving priority to Limited Partners owning less than 100 Units.

The Fund's investment period ended on December 31, 1995. Although the Fund has been permitted to make additional investments in existing portfolio companies since 1995, the Fund is no longer permitted to acquire investments in new portfolio companies. Consequently, the Fund has been in a liquidation mode.


                                   ----------

                                    FOURTEEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

During 1999, the General Partners considered a number of possible plans that would have permitted the Fund to be liquidated by the end of 2000. However, it was determined that none of these plans was feasible. As a result, it is currently expected that the Fund will remain in existence until the remaining debt investments either mature, are sold or are prepaid by the respective portfolio companies, and the remaining equity investments are sold or otherwise liquidated.

During December 1999, the Fund purchased $117,460 of Niigata Engineering Co., Ltd. ("Niigata") receivables from LMC at a cost of $92,767. An additional $166,917 of Niigata receivables were purchased during January 2000 at a cost of $151,235. These various receivables were payable on specified dates between May 21, 2000 and May 21, 2002.

The initial payment, in the amount of $55,639, was due from Niigata on May 21, 2000. Niigata initially refused to make the payment, due to various outstanding claims they have made against LMC, which is in bankruptcy proceedings. LMC disputes the validity of these claims. Niigata ultimately made the full amount of the payment to the Fund on June 30, 2000.

During February 2000, the Fund agreed to advance up to $111,502 to LMC in order to provide operating capital to LMC (see following discussion regarding LMC). $41,404 of these advances was structured as the purchase of promissory notes, and additional advances totaling $43,316 were expensed by the Fund. Remaining amounts to be advanced, as of June 30, 2000, total $26,782.

Payables to affiliates increased $44,742 from $33,048 at December 31, 1999 to $77,790 at June 30, 2000. This increase resulted primarily from the deferral of the payment of FCM's subordinated investment advisory fee for the six months ended June 30, 2000. The payment of these fees will be deferred pursuant to the applicable subordination provisions until the Limited Partners receive distributions equal to a cumulative non-compounded 6% return on their adjusted capital contributions, as defined in the Partnership Agreement.

Distributions payable to partners decreased from $310,992 at December 31, 1999 to zero at June 30, 2000. This decrease resulted from a decrease in the per Unit distribution rate from $0.30 for the three months ended December 31, 1999 to zero for the three months ended June 30, 2000. It is unlikely that the Fund will be able to pay quarterly distributions during the remainder of 2000 and beyond. Distributions will be addressed on a quarterly basis by the General Partners and will involve the consideration of a number of issues.


                                   ----------

                                     FIFTEEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------


RESULTS OF OPERATIONS

                         INVESTMENT INCOME AND EXPENSES

The Fund's net investment loss was $94,218 for the three months ended June 30, 2000 as compared to a net investment loss of $8,528 for the corresponding period of the prior year. Net investment loss per limited partnership unit increased from $0.01 to $0.09 and the ratio of net investment loss to average net assets increased from 0.03% to 38.37% for the three months ended June 30, 2000 as compared to the corresponding period of the prior year.

The Fund's net investment loss was $163,305 for the six months ended June 30, 2000 as compared to a net investment loss of $46,712 for the corresponding period of the prior year. Net investment loss per limited partnership unit increased from $0.04 to $0.16 and the ratio of net investment loss to average net assets increased from 0.94% to 31.99% for the six months ended June 30, 2000 as compared to the corresponding period of the prior year.

The net investment losses for both the three and six month periods ended June 30, 2000 increased primarily as a result of a decreases in investment income as compared to the corresponding periods of the prior year. Total expenses also increased, although by smaller amounts.

Investment income decreased $63,014 and $96,079, or 49.7% and 42.4%, for the three and six month periods ended June 30, 2000, as compared to the corresponding periods of the prior year. These decreases resulted primarily from the decision to stop accruing interest on the Fund's LMC debt investments effective during July 1999 and a decrease in the amount of the Fund's temporary and money market investments. The amount of the Fund's temporary and money market investments decreased because of (i) cash distributions made by the Fund during 1999 that constituted a return of capital, (ii) purchases of additional LMC follow-on investments (including the Niigata receivables), and (iii) the Fund's repurchase of 7.52% of its Units during the fourth quarter of 1999. The negative effect of these items was partially offset by interest income earned on the Niigata receivables and an increase in the interest income earned on the RBM Precision Metal Products, Inc. ("RBM") subordinated debt investments. As discussed below, the Fund did not record any interest income on the RBM notes during the period from August 25, 1998 through May 24, 1999.

Total expenses increased $22,676 and $20,514, or 16.8% and 7.5%, for the three and six month periods ended June 30, 2000, as compared to the corresponding periods of the prior year. These increases resulted primarily from increases in other expenses incurred in connection with the Fund's LMC investments. These increases were partially offset by decreases in professional fees, investment advisory fees and Independent General Partner fees and expenses.


                                   ----------

                                     SIXTEEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                       NET UNREALIZED LOSS ON INVESTMENTS

FCM values the Fund's portfolio investments on a weekly basis utilizing a variety of methods. For securities that are publicly traded and for which market quotations are available, valuations are set by the closing sales or an average of the closing bid and ask prices, as of the valuation date.

Fair value for securities that are not traded in any liquid public markets or that are privately held are determined pursuant to valuation policies and procedures that have been approved by the Independent General Partners and subject to their supervision. There is a range of values that are reasonable for such investments at any particular time. Each such investment is valued initially based upon its original cost to the Fund ("cost method"). The cost method is used until significant developments affecting the portfolio company provide a basis for use of an appraisal valuation. Appraisal valuations are based upon such factors as the portfolio company's earnings, cash flow and net worth, the market prices for similar securities of comparable companies and an assessment of the portfolio company's future financial prospects. In a case of unsuccessful operations, the appraisal may be based upon liquidation value. Appraisal valuations are necessarily subjective. The Fund also may use, when available, third-party transactions in a portfolio company's securities as the basis of valuation ("private market method"). The private market method is used only with respect to completed transactions or firm offers made by sophisticated, independent investors.

As of December 31, 1999, the Fund had recorded $10,335,805 of unrealized loss on investments. There were no changes to these unrealized losses on investments during the six months ended June 30, 2000. The cumulative net unrealized loss on investments as of June 30, 2000 consisted of the following components:


                                      NET CHANGES IN
                                  UNREALIZED GAIN (LOSS)        NET UNREALIZED
                                     DURING THE THREE             GAIN (LOSS)
                                       MONTHS ENDED             RECORDED AS OF
     PORTFOLIO COMPANY                 JUNE 30, 2000             JUNE 30, 2000
     -----------------            ---------------------         --------------
LMC                                $              --            $  (8,260,377)
RBM                                               --                 (753,634)
WMI                                               --               (1,321,794)
                                   -----------------            -------------
                                   $              --            $ (10,335,805)
                                   =================            =============

LMC experienced significant cash flow shortfalls in December 1999 and January 2000. These cash flow shortfalls, combined with significant reductions in the cash available under the Company's revolving line of credit with CIT Corporation, forced a cessation of production of equipment and severely curtailed LMC's ability to fulfill orders for spare parts.




                                   ----------

                                    SEVENTEEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

LMC has held discussions with several potential purchasers of its business, in whole or in part. While no meaningful purchase offers have been received to date, LMC has consummated a consignment joint venture arrangement with respect to its spare parts business. The majority of LMC's employees have been released.

In an effort to preserve value and facilitate the possible sale of LMC's business, the Fund agreed to advance up to $111,502 to LMC. $41,404 of these advances was structured as the purchase of promissory notes, Fiduciary Capital Partners, L.P. and additional advances totaling $43,316 were expensed by the Fund. Remaining amounts to be advanced, as of June 30, 2000, total $26,782.

LMC received a notice of default, dated April 6, 2000, from CIT Corporation with respect to its revolving line of credit. On April 28, 2000, LMC filed for Chapter 11 bankruptcy protection.

The Fund wrote its LMC investment down by $540,800 and $317,280 during 1995 and 1997, respectively. As a result of the above-described developments, the Fund created additional reserves of $7,402,297 against the carrying values of the Fund's LMC investment during 1999. Thus, the Fund's LMC investment has a net carrying value of $314,608, versus its cost of $8,574,985.

RBM had a record year for fiscal 1998, with sales of approximately $30 million and EBITDA of approximately $2.7 million. However, these sales were achieved primarily through one contract with Digital Equipment Corporation ("DEC"). During August 1998, RBM notified the Fund that anticipated sales to DEC and other large customers were expected to decline significantly in the upcoming year. Of particular concern were sales to DEC, which was acquired by Compaq Computer Corp. As a result of the expected decline in sales, RBM began the process of restructuring its debt, including the subordinated debt held by the Fund. The Fund received the quarterly interest payment that was due from RBM on August 24, 1998. The interest payment that was due during November 1998 was deferred and subsequently converted to equity pursuant to the restructuring described below.

During December 1998, RBM and its lenders completed a restructuring under which a new senior lender, Wells Fargo Business Credit, replaced Bank of America. As part of this transaction, RBM's principle shareholder, 13i Capital Corporation ("13i"), contributed additional equity to the company and the subordinated lenders, including the Fund, agreed to accept shares of RBM's common stock as payment for the next three quarterly interest payments beginning with the payment that was due during November 1998. As a consequence, the Fund's ownership of RBM, on a fully diluted basis, increased from 6.6% to 8.1%, assuming exercise of its warrants. The restructuring was designed to provide RBM with a period of time in which to secure additional customers and return to a more stable financial position under which RBM could meet its interest obligations to its creditors, including the Fund.



                                   ----------

                                    EIGHTEEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

As a result of these developments, the Fund recorded aggregate writedowns of $753,634 relating to RBM during the year ended December 31, 1998.

RBM resumed paying the quarterly interest payments in cash, commencing with the quarterly interest payment due on August 24, 1999. The Fund placed a $1 aggregate valuation on the RBM common stock that was received in payments of the interest with respect to the nine-month period beginning August 25, 1998 and ending May 24, 1999.

For its fiscal year ended October 31, 1999, RBM's revenues were $11.6 million versus a budget of $12.0 million. For the year, RBM's loss was $1.3 million (pretax) versus a budgeted loss of $1.9 million.

RBM projects sales of approximately $17 million for its fiscal year ended October 31, 2000, with a positive EBITDA. Sales and cash flows for the quarter ended January 31, 2000 were slightly below budget.

RBM remains current with its interest payments and is currently in compliance with all of its senior and subordinated loan covenants. Originally, the Fund's note was scheduled to be repaid over the three years ending May 2002. However, RBM did not make the principal payment scheduled for May 2000 on the Fund's note, because it is not permitted to do so under the terms of an Intercreditor and Subordination Agreement ("Intercreditor Agreement"), between the Fund and RBM's other creditors. This Intercreditor Agreement was a stipulated pre-condition to RBM's debt restructuring, which occurred in late 1998.

13i's CEO has taken over as CEO of RBM. He has hired a number of new professionals and appears to have stabilized the company. If this continues, the Fund could possibly receive a partial principal payment in the second quarter of 2001, since the Intercreditor Agreement permits such payments, limited to 85% of RBM's EBITDA. There is no assurance that any payments will be permitted and any such payments are entirely dependent upon RBM's continued improved performance. The Fund continues to urge a sale of the Company or a refinancing of the Fund's debt, but has been unable to obtain the agreement of 13i.

During June 1998, the Fund exchanged its Atlas (which was in bankruptcy proceedings) subordinated notes and warrants for 989,414 shares of common stock of WasteMasters, a waste management company. The Fund acquired its WasteMasters stock, which trades on the OTC Bulletin Board System ("WAST"), from Nikko Trading of America Corporation ("Nikko"). The stock was subject to a 24-month lock-up period through May 2000. Upon expiration of the lock-up period, the Fund requested that WasteMasters issue the Fund a new stock certificate without the restrictive legend that existed on the Fund's original certificate, so that the stock could be sold. To date, WasteMasters has refused to comply with this request. WasteMasters and Nikko have been in litigation with each other. During March 2000, the court involved with this litigation authorized the cancellation of certain WasteMasters stock that had been issued to Nikko, including


                                   ----------

                                    NINETEEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------


the shares that Nikko had previously transferred to the Fund. At this time, the Fund is uncertain as to how, or when, these issues regarding the ownership and transferability of its WasteMasters stock will be resolved.

The WasteMasters common stock closed at $1.78 (an average of the closing bid and ask prices) on the date of the exchange (June 3, 1998). Based on this price, the Fund's WasteMasters common stock had a trading value of $1,761,157 on the date of the exchange. However, due to a number of factors, including the speculative nature of the WasteMasters stock, the two year lock up period and the relative size of the Fund's stock position versus the daily trading volume, FCM decided to carry the WasteMasters stock at the same $1 nominal value that the Atlas securities were previously carried by the Fund.

The Fund recorded a realized loss of $2,560,453 on the exchange, which is equal to the amount of the loss that the Fund claimed for income tax purposes from the disposition of the Atlas securities. The $1,321,794 balance of the unrealized loss previously recorded by the Fund with respect to the Atlas securities continues to be carried by the Fund as an unrealized loss.

The 52-week low for the WasteMasters common stock is $0.02 per share and the current bid price (July 26, 2000) is $0.25 per share.

                                   ----------

                                     TWENTY

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------


                                   ----------

                              FIRST QUARTER REPORT
                                      2000

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                             SCHEDULE OF INVESTMENTS



MARCH 31, 2000 (UNAUDITED)


PRINCIPAL
AMOUNT/                                INVESTMENT     AMORTIZED               % OF TOTAL
SHARES       INVESTMENT                   DATE          COST        VALUE     INVESTMENTS
---------    ----------                ----------     ---------     -----     -----------

MANAGED COMPANIES:

$1,967,040    LMC Corporation, 12.00%
              Senior Subordinated        11/01/96
              Revolving Notes             through
              due 10/31/00(1)            01/13/99   $ 1,967,040   $  273,200
$59,468       LMC Corporation, 12.00%    02/07/00
              Promissory Notes due        through
              8/7/00(2)                  03/22/00        59,468       59,468
93,537 sh.    LMC Corporation,
              Class B Preferred Stock*   08/09/99       935,370            1
260,400 sh.   LMC Corporation,
              Class C Preferred Stock*   06/10/94     2,596,621            1
5,523,500 sh. LMC Corporation            02/09/96
              Common Stock*               through
                                         08/05/98     3,034,549            1
52.08 sh.     LMC Credit Corp.,
              Common Stock*              02/09/96             1            1
                                                    -----------   ----------  -------
                                                      8,593,049      332,672     24.9%
                                                    -----------   ----------  -------
$1,460,000    R.B.M. Precision Metal
              Products, Inc., 13.00%
              Senior Subordinated
              Secured Notes due
              5/24/02(3)                 05/24/95     1,421,327      750,647
14,265.6 sh.  R.B.M. Precision Metal
              Products, Inc., Warrants to
              Purchase Common Stock*     05/24/95        82,955            1
14,392 sh.    R.B.M. Precision Metal
              Products, Inc., Common
              Stock*                     12/09/98             1            1
                                                    -----------   ----------  -------
                                                      1,504,283      750,649     56.3
                                                    -----------   ----------  -------
     Total Investments in Managed
       Companies (105.3% of net assets)              10,097,332    1,083,321     81.2
                                                    -----------   ----------  -------



              The accompanying notes to financial statements are an
                        integral part of this schedule.

                                   ----------

                                       ONE

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                       SCHEDULE OF INVESTMENTS (Continued)





MARCH 31, 2000 (UNAUDITED)


PRINCIPAL
AMOUNT/                                INVESTMENT    AMORTIZED                % OF TOTAL
SHARES       INVESTMENT                   DATE         COST         VALUE     INVESTMENTS
---------    ----------                ----------    ---------      -----     -----------

NON-MANAGED COMPANIES:

$284,377     Niigata Engineering       12/01/99
             Co., Ltd.,                 through
             Receivables(4)*           01/03/00         251,430     251,430
                                                    -----------  ----------   -----
                                                        251,430     251,430    18.8
                                                    -----------  ----------   -----
989,414 sh.  WasteMasters, Inc.,
             Common Stock(5)*          06/03/98       1,321,795           1
                                                    -----------  ----------   -----
                                                      1,321,795           1     0.0
                                                    -----------  ----------   -----
   Total Investment in
     Non-Managed Companies
     (24.4% of net assets)                            1,573,225     251,431    18.8
                                                    -----------  ----------   -----
        Total Investments (129.7% of net assets)    $11,670,557  $1,334,752   100.0%
                                                    ===========  ==========   =====


(1) The accrual of interest on the notes was discontinued by the Fund effective July 1, 1999.

(2) The Fund has committed to provide up to $111,502 of financing pursuant to the terms of these notes. The Fund has not accrued any interest income on these notes.

(3) The terms of the notes provide for three equal annual installments of $486,667 commencing on May 24, 2000. However, the Fund is a party to an Intercreditor and Subordination Agreement with R.B.M. Precision Metal Products, Inc.'s ("RBM's") other creditors, which prohibits principal payments on the notes prior to October 31, 2000 and restricts payments thereafter, based on a number of financial formulas contained in the Agreement.

(4) These are non-interest bearing receivables, which were purchased from LMC Corporation ("LMC") at a discount. Payments are due on May 21, 2000, November 21, 2000, May 21, 2001 and November 21, 2001 each in the amount of $55,639 and on May 21, 2002 in the amount of $61,821.

(5) The WasteMasters, Inc. common stock, which trades on the OTC Bulletin Board System is subject to a 24-month lock up period through May 2000, a call option and a right of first refusal.

*    Non-income producing security.



              The accompanying notes to financial statements are an
                        integral part of this schedule.


                                   ----------

                                       TWO

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                                 BALANCE SHEETS


MARCH 31, 2000 AND DECEMBER 31, 1999 (UNAUDITED)


                                                          2000             1999
                                                      -----------      -----------
ASSETS:
  Investments:
    Portfolio investments, at value:
       Managed companies (amortized cost -
         $10,097,332 and $10,031,554,
         respectively)                                $ 1,083,321      $ 1,017,543
       Non-managed companies (amortized cost -
         $1,573,225 and $1,415,263, respectively)         251,431           93,469
       Temporary investments, at amortized cost                --          649,689
                                                      -----------      -----------
         Total investments                              1,334,752        1,760,701
  Cash and cash equivalents                               291,364          218,111
  Accrued interest receivable                              20,432           21,924
  Other assets                                             15,533           24,333
                                                      -----------      -----------
    Total assets                                      $ 1,662,081      $ 2,025,069
                                                      ===========      ===========
LIABILITIES:
  Payable to affiliates                               $    56,781      $    33,048
  Accounts payable and accrued liabilities                575,956          582,598
  Distributions payable to partners                            --          310,992
                                                      -----------      -----------
    Total liabilities                                     632,737          926,638
                                                      -----------      -----------
COMMITMENTS AND CONTINGENCIES
NET ASSETS:
  Managing General Partner                               (196,777)        (196,777)
  Limited Partners (equivalent to $1.19
    and $1.26, respectively, per limited
    partnership unit based on 1,026,273
    units outstanding)                                  1,226,121        1,295,208
                                                      -----------      -----------
       Net assets                                       1,029,344        1,098,431
                                                      -----------      -----------
         Total liabilities and net assets             $ 1,662,081      $ 2,025,069
                                                      ===========      ===========


         The accompanying notes to financial statements are an integral part of these financial statements.

                                   ----------

                                      THREE

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                            STATEMENTS OF OPERATIONS




FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999 (UNAUDITED)


                                              2000               1999
                                          ------------      ------------
INVESTMENT INCOME:
   Income:
     Interest                             $     66,625      $     99,690
                                          ------------      ------------
       Total investment income                  66,625            99,690
                                          ------------      ------------
   Expenses:
     Fund administration fees                   35,843            35,843
     Investment advisory fees                   22,451            24,275
     Professional fees                          21,640            13,113
     Administrative expenses                    20,276            20,276
     Independent General Partner fees
       and expenses                             12,330            24,943
     Other expenses                             23,172            19,424
                                          ------------      ------------
       Total expenses                          135,712           137,874
                                          ------------      ------------
NET INVESTMENT LOSS                            (69,087)          (38,184)

NET CHANGE IN UNREALIZED
   LOSS ON INVESTMENTS                              --               874
                                          ------------      ------------
NET DECREASE IN NET ASSETS
   RESULTING FROM OPERATIONS              $    (69,087)     $    (37,310)
                                          ============      ============



              The accompanying notes to financial statements are an
                  integral part of these financial statements.

                                   ----------

                                      FOUR

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                            STATEMENTS OF CASH FLOWS




FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999 (UNAUDITED)


                                                                      2000                1999
                                                                   ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net decrease in net assets
     resulting from operations                                     $    (69,087)     $    (37,310)
  Adjustments to reconcile net decrease in net
     assets resulting from operations to net cash
     (used in) provided by operating activities:
        Accreted discount on portfolio investments                      (13,037)               --
        Change in assets and liabilities:
           Accrued interest receivable                                    1,492            35,758
           Other assets                                                   8,800            16,608
           Payable to affiliates                                         23,733            10,919
           Accounts payable and accrued liabilities                      (6,642)           (3,472)
        Net change in unrealized loss on investments                         --              (874)
                                                                   ------------      ------------
           Net cash (used in) provided by operating activities          (54,741)           21,629
                                                                   ------------      ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of portfolio investments                                   (210,703)         (507,840)
   Sale of temporary investments, net                                   649,689           497,322
                                                                   ------------      ------------
     Net cash provided by (used in) investing activities                438,986           (10,518)
                                                                   ------------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Cash distributions paid to partners                                 (310,992)         (336,271)
                                                                   ------------      ------------
     Net cash used in financing activities                             (310,992)         (336,271)
                                                                   ------------      ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                     73,253          (325,160)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                        218,111           837,202
                                                                   ------------      ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                         $    291,364      $    512,042
                                                                   ============      ============


              The accompanying notes to financial statements are an
                  integral part of these financial statements.

                                   ----------

                                      FIVE

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                       STATEMENTS OF CHANGES IN NET ASSETS


FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND FOR
THE YEAR ENDED DECEMBER 31, 1999 (UNAUDITED)


                                                          2000               1999
                                                      ------------      ------------
Decrease in net assets resulting from operations:
   Net investment loss                                $    (69,087)     $   (326,228)
   Net realized loss on investments                             --           493,358
   Net change in unrealized loss on investments                 --        (7,712,001)
                                                      ------------      ------------
     Net decrease in net assets
       resulting from operations                           (69,087)       (7,544,871)
Repurchase of limited partnership units                         --          (383,736)
Return of capital distributions                                 --        (1,319,805)
                                                      ------------      ------------
   Total decrease in net assets                            (69,087)       (9,248,412)
Net assets:
   Beginning of period                                   1,098,431        10,346,843
                                                      ------------      ------------
   End of period (including no undistributed
     net investment income)                           $  1,029,344      $  1,098,431
                                                      ============      ============


              The accompanying notes to financial statements are an
                  integral part of these financial statements.


                                   ----------

                                       SIX

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                        SELECTED PER UNIT DATA AND RATIOS


FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999 (UNAUDITED)


                                              2000                1999
                                          -------------       -------------
PER UNIT DATA:
   Investment income                      $         .06       $         .09
   Expenses                                        (.13)               (.12)
                                          -------------       -------------
     Net investment loss                           (.07)               (.03)
   Distributions declared to partners                --                (.30)
                                          -------------       -------------
     Net decrease in net asset value               (.07)               (.33)
       Net asset value:
         Beginning of period                       1.26                9.51
                                          -------------       -------------
         End of period                    $        1.19       $        9.18
                                          =============       =============
RATIOS (ANNUALIZED):
   Ratio of expenses to average
     net assets                                   51.02%               5.43%
   Ratio of net investment loss
     to average net assets                       (25.98)%             (1.50)%
Number of limited partnership
   units at end of period                     1,026,273           1,109,694



         The accompanying notes to financial statements are an integral part of these selected per unit data and ratios.




                                   ----------

                                      SEVEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                          NOTES TO FINANCIAL STATEMENTS





MARCH 31, 2000 (UNAUDITED)


1.   GENERAL

The accompanying unaudited interim financial statements include all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of FCM Fiduciary Capital Management Company ("FCM"), the Managing General Partner of Fiduciary Capital Partners, L.P. (the "Fund"), necessary to fairly present the financial position of the Fund as of March 31, 2000 and the results of its operations, changes in net assets and its cash flows for the period then ended.

These financial statements should be read in conjunction with the Significant Accounting Policies and other Notes to Financial Statements included in the Fund's annual audited financial statements for the year ended December 31, 1999.

2.   INVESTMENT ADVISORY FEES

As compensation for its services as investment adviser, FCM is entitled to receive, subject to certain limitations, a subordinated monthly fee at the annual rate of 1% of the Fund's available capital, as defined in the Partnership Agreement. Investment advisory fees of $22,451 are payable to FCM for the three months ended March 31, 2000. The payment of these fees has been deferred pursuant to the applicable subordination provisions until the Limited Partners receive distributions equal to a cumulative non-compounded 6% return on their adjusted capital contributions, as defined in the Partnership Agreement.

3.   FUND ADMINISTRATION FEES

As compensation for its services as fund administrator, FCM receives a monthly fee at the annual rate of 0.45% of net proceeds available for investment, as defined in the Partnership Agreement. Fund administration fees of $35,843 were paid by the Fund for the three months ended March 31, 2000. FCM is also reimbursed, subject to various limitations, for administrative expenses incurred in providing accounting and investor services to the Fund. The Fund reimbursed FCM for administrative expenses of $20,276 for the three months ended March 31, 2000.

                                   ----------

                                      EIGHT

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                    NOTES TO FINANCIAL STATEMENTS (Continued)



4.   INDEPENDENT GENERAL PARTNER FEES AND EXPENSES

As compensation for services rendered to the Fund, each of the Independent General Partners receives from the Fund and Fiduciary Capital Pension Partners, L.P., an affiliated fund, (collectively, the "Funds") an annual fee of $30,000, payable monthly in arrears, together with all out-of-pocket expenses. Each Fund's allocation of these fees and expenses is based on the relative number of outstanding Units. Fees and expenses paid by the Fund for the three months ended March 31, 2000 totaled $12,330.

5.   COMMITMENTS AND CONTINGENCIES

During February 2000, the Fund agreed to purchase up to $111,502 of LMC Corporation's Promissory Notes due August 7, 2000. $59,468 of this investment was funded during February and March 2000.



                                   ----------

                                      NINE

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                       FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

The following discussion should be read in conjunction with the Fund's unaudited Financial Statements and the Notes thereto. This report contains, in addition to historical information, forward-looking statements that include risks and other uncertainties. The Fund's actual results may differ materially from those anticipated in these forward-looking statements. While the Fund can not always predict what factors would cause actual results to differ materially from those indicated by the forward-looking statements, factors that might cause such a difference include general economic and business conditions, competition and other factors discussed elsewhere in this report. Readers are urged to consider statements that include the terms "believes", "expects", "plans", "anticipates", "intends" or the like to be uncertain and forward-looking. The Fund undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.


LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2000, the Fund held portfolio investments in two Managed Companies and two Non-Managed Companies, with an aggregate original cost of approximately $11.7 million. The value of these portfolio investments, which were made from net offering proceeds and the reinvestment of proceeds from the sale of other portfolio investments, represents approximately 129.7% of the Fund's net assets.

As of March 31, 2000, the Fund's remaining liquid assets were invested in money market funds. These funds are available to fund the annual repurchase offer, to fund follow-on investments in existing portfolio companies, to pay Fund expenses and for distribution to the partners.

Pursuant to the terms of the Fund's periodic unit repurchase policy, the Fund has annually offered to purchase from its Limited Partners, up to 7.5% of its outstanding Units for an amount equal to the current net asset value per Unit, net of a fee (not to exceed 2%) to be retained by the Fund to offset expenses incurred in connection with the repurchase offer. If the number of tendered Units in any year exceeds 7.5% of the outstanding Units, the Fund's General Partners may vote to repurchase up to an additional 2% of the outstanding Units. If Units in excess of this amount are tendered, Units are purchased on a pro rata basis after giving priority to Limited Partners owning less than 100 Units.


                                   ----------

                                       TEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------


The Fund's investment period ended on December 31, 1995. Although the Fund has been permitted to make additional investments in existing portfolio companies since 1995, the Fund is no longer permitted to acquire investments in new portfolio companies. Consequently, the Fund has been in a liquidation mode. Since the middle of 1997, the Fund has liquidated a significant percentage of its investments and has distributed approximately $6.23 per Unit to the Limited Partners, with the cash coming primarily from the liquidation of these investments.

During 1999, the General Partners considered a number of possible plans that would have permitted the Fund to be liquidated by the end of 2000. However, it was determined that none of these plans was feasible. As a result, it is currently expected that the Fund will remain in existence until the remaining debt investments either mature or are prepaid by the respective portfolio companies, and the remaining equity investments are sold or otherwise liquidated.

During December 1999, the Fund purchased $117,460 of Niigata Engineering Co., Ltd. ("Niigata") receivables from LMC at a cost of $92,767. An additional $166,917 of Niigata receivables were purchased during January 2000 at a cost of $151,235. These various receivables are payable on specified dates between May 21, 2000 and May 21, 2002.

During February 2000, the Fund agreed to purchase up to $111,502 of LMC's Promissory Notes due August 7, 2000. $59,468 of this investment was funded during February and March 2000.

Distributions payable to partners decreased from $310,992 at December 31, 1999 to zero at March 31, 2000. This decrease resulted from a decrease in the per Unit distribution rate from $0.30 for the three months ended December 31, 1999 to zero for the three months ended March 31, 2000. It is unlikely that the Fund will be able to pay quarterly distributions during the remainder of 2000 and beyond. Distributions will be addressed on a quarterly basis by the General Partners and will involve the consideration of a number of issues.

Payables to affiliates increased $23,733 from $33,048 at December 31, 1999 to $56,781 at March 31, 2000. Substantially all of this increase resulted from the deferral of the payment of FCM's subordinated investment advisory fee for the three months ended March 31, 2000. The payment of these fees will be deferred pursuant to the applicable subordination provisions until the Limited Partners receive distributions equal to a cumulative non-compounded 6% return on their adjusted capital contributions, as defined in the Partnership Agreement.




                                   ----------

                                     ELEVEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

RESULTS OF OPERATIONS

                         INVESTMENT INCOME AND EXPENSES

The Fund's net investment loss was $69,087 for the three months ended March 31, 2000 as compared to a net investment loss of $38,184 for the corresponding period of the prior year. Net investment loss per limited partnership unit increased from $0.03 to $0.07 and the ratio of net investment loss to average net assets increased from 1.50% to 25.98% for the three months ended March 31, 2000 as compared to the corresponding period of the prior year.

The net investment loss for the three months ended March 31, 2000 increased primarily as a result of a decrease in investment income as compared to the corresponding period of the prior year. The impact of the decrease in investment income was partially offset by a small decrease in total expenses.

Investment income decreased $33,065, or 33.2%, for the three months ended March 31, 2000, as compared to the corresponding period of the prior year. This decrease resulted primarily from the decision to stop accruing interest on the Fund's LMC debt investments effective during July 1999 and a decrease in the amount of the Fund's temporary and money market investments. The amount of the Fund's temporary and money market investments decreased because of (i) cash distributions made by the Fund during 1999 that constituted a return of capital,
(ii) purchases of additional LMC follow-on investments, and (iii) the Fund's repurchase of 7.52% of its Units during the fourth quarter of 1999. The negative effect of these items was partially offset by interest income earned on the RBM Precision Metal Products, Inc. ("RBM") subordinated debt investments. As discussed below, the Fund did not record any interest income on the RBM notes during the period from August 25, 1998 through May 24, 1999.

Total expenses decreased $2,162, or 1.6%, for the three months ended March 31, 2000, as compared to the corresponding period of the prior year. This decrease resulted primarily from decreases in Independent General Partner fees and expenses and, to a lesser extent, investment advisory fees. These decreases were partially offset by increases in professional fees and other expenses incurred in connection with the Fund's LMC investments.


                    NET UNREALIZED GAIN (LOSS) ON INVESTMENTS

FCM values the Fund's portfolio investments on a weekly basis utilizing a variety of methods. For securities that are publicly traded and for which market quotations are available, valuations are set by the closing sales or an average of the closing bid and ask prices, as of the valuation date.



                                   ----------


                                     TWELVE

                        FIDUCIARY CAPITAL PARTNERS, L.P.


Fair value for securities that are not traded in any liquid public markets or that are privately held are determined pursuant to valuation policies and procedures that have been approved by the Independent General Partners and subject to their supervision. There is a range of values that are reasonable for such investments at any particular time. Each such investment is valued initially based upon its original cost to the Fund ("cost method"). The cost method is used until significant developments affecting the portfolio company provide a basis for use of an appraisal valuation. Appraisal valuations are based upon such factors as the portfolio company's earnings, cash flow and net worth, the market prices for similar securities of comparable companies and an assessment of the portfolio company's future financial prospects. In a case of unsuccessful operations, the appraisal may be based upon liquidation value. Appraisal valuations are necessarily subjective. The Fund also may use, when available, third-party transactions in a portfolio company's securities as the basis of valuation ("private market method"). The private market method is used only with respect to completed transactions or firm offers made by sophisticated, independent investors.

As of December 31, 1999, the Fund had recorded $10,335,805 of unrealized loss on investments. There were no changes to these unrealized losses on investments during the three months ended March 31, 2000. The cumulative net unrealized loss on investments as of March 31, 2000 consisted of the following components:


                                      NET CHANGES IN
                                  UNREALIZED GAIN (LOSS)        NET UNREALIZED
                                     DURING THE THREE             GAIN (LOSS)
                                       MONTHS ENDED             RECORDED AS OF
     PORTFOLIO COMPANY                MARCH 31, 2000            MARCH 31, 2000
     -----------------            ----------------------     -----------------
LMC                                   $          --            $  (8,260,377)
RBM                                              --                 (753,634)
WMI                                              --               (1,321,794)
                                      -------------            -------------
                                      $          --            $ (10,335,805)
                                      =============            =============

LMC experienced significant cash flow shortfalls in December 1999 and January 2000. These cash flow shortfalls, combined with significant reductions in the cash available under the Company's revolving line of credit with CIT Corporation, forced a cessation of production of equipment and severely curtailed LMC's ability to fulfill orders for spare parts.

LMC has held discussions with several potential purchasers of its business, in whole or in part. While no meaningful purchase offers have been received to date, LMC has consummated a consignment joint venture arrangement with respect to its spare parts business. The majority of LMC's employees have been released.






                                   ----------

                                    THIRTEEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

In an effort to preserve value and facilitate the possible sale of LMC's business, the Fund's General Partners approved the purchase of up to $111,502 of LMC's Promissory Notes due August 7, 2000. $59,468 of this investment was funded during February and March 2000.

LMC received a notice of default, dated April 6, 2000, from CIT Corporation with respect to its revolving line of credit. On April 28, 2000, LMC filed for Chapter 11 bankruptcy protection.

The Fund wrote its LMC investment down by $540,800 and $317,280 during 1995 and 1997, respectively. As a result of the above-described developments, the Fund created additional reserves of $7,402,297 against the carrying values of the Fund's LMC investment during 1999. Thus, as of March 31, 2000, the Fund's total LMC investment had a net carrying value of $332,672, versus its cost of $8,593,049.

RBM had a record year for fiscal 1998, with sales of approximately $30 million and EBITDA of approximately $2.7 million. However, these sales were achieved primarily through one contract with Digital Equipment Corporation ("DEC"). During August 1998, RBM notified the Fund that anticipated sales to DEC and other large customers were expected to decline significantly in the upcoming year. Of particular concern were sales to DEC, which was acquired by Compaq Computer Corp. As a result of the expected decline in sales, RBM began the process of restructuring its debt, including the subordinated debt held by the Fund. The Fund received the quarterly interest payment that was due from RBM on August 24, 1998. The interest payment that was due during November 1998 was deferred and subsequently converted to equity pursuant to the restructuring described below.

During December 1998, RBM and its lenders completed a restructuring under which a new senior lender, Wells Fargo Business Credit, replaced Bank of America. As part of this transaction, RBM's principle shareholder, 13i Capital Corporation ("13i"), contributed additional equity to the company and the subordinated lenders, including the Fund, agreed to accept shares of RBM's common stock as payment for the next three quarterly interest payments beginning with the payment that was due during November 1998. As a consequence, the Fund's ownership of RBM, on a fully diluted basis, increased from 6.6% to 8.1%, assuming exercise of its warrants. The restructuring was designed to provide RBM with a period of time in which to secure additional customers and return to a more stable financial position under which RBM could meet its interest obligations to its creditors, including the Fund.

As a result of these developments, the Fund stopped accruing interest on its RBM subordinated debt effective August 24, 1998. In addition, the Fund recorded aggregate writedowns of $753,634 relating to RBM during the year ended December 31, 1998.





                                   ----------

                                    FOURTEEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------


RBM resumed paying the quarterly interest payments in cash, commencing with the quarterly interest payment due on August 24, 1999. The Fund placed a $1 aggregate valuation on the RBM common stock that was received in payments of the interest with respect to the nine-month period beginning August 25, 1998 and ending May 24, 1999.

For its fiscal year ended October 31, 1999, RBM's revenues were $11.6 million versus a budget of $12.0 million. For the year, RBM's loss was $1.3 million (pretax) versus a budgeted loss of $1.9 million.

RBM projects sales of approximately $17 million for its fiscal year ended October 31, 2000, with a positive EBITDA. Sales and cash flows for the quarter ended January 31, 2000 were slightly below budget.

RBM remains current with its interest payments and is currently in compliance with all of its senior and subordinated loan covenants. Originally, our debt was scheduled to be repaid over the three years ending May 2002. However, RBM will not make the principal payment scheduled for May 2000 on the Fund's note, because it is not permitted to do so under the terms of an Intercreditor and Subordination Agreement ("Intercreditor Agreement"), between the Fund and RBM's other creditors. This Intercreditor Agreement was a stipulated pre-condition to RBM's debt restructuring, which occurred in late 1998.

13i's CEO has taken over as CEO of RBM. He has hired a number of new professionals and appears to have stabilized the company. If this continues, the Fund could possibly receive a partial principal payment in the second quarter of 2001, since the Intercreditor Agreement permits such payments, limited to 85% of RBM's EBITDA. There is no assurance that any payments will be permitted and any such payments are entirely dependent upon RBM's continued improved performance. The Fund continues to urge a sale of the Company or a refinancing of the Fund's debt, but has been unable to obtain the agreement of 13i.

During June 1998, the Fund exchanged its Atlas (which was in bankruptcy proceedings) subordinated notes and warrants for 989,414 shares of common stock of WMI, a waste management company. Pursuant to the terms of the agreement, the Fund is prohibited from selling its WMI common stock for 24 months. In addition, the Fund granted the entity acquiring the Fund's Atlas securities a call on the Fund's WMI common stock during the 24-month lock up period and a right of first refusal thereafter. The call price is $11.25 per share.


                                   ----------

                                     FIFTEEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------


The WMI common stock, which trades on the OTC Bulletin Board System ("WAST"), closed at $1.78 (an average of the closing bid and ask prices) on the date of the exchange (June 3, 1998). Based on this price, the Fund's WMI common stock had a trading value of $1,761,157 on the date of the exchange. However, due to a number of factors, including the speculative nature of the WMI stock, the two year lock up period and the relative size of the Fund's stock position versus the daily trading volume, FCM decided to carry the WMI stock at the same $1 nominal value that the Atlas securities were previously carried by the Fund.

The Fund recorded a realized loss of $2,560,453 on the exchange, which is equal to the amount of the loss that the Fund claimed for income tax purposes from the disposition of the Atlas securities. The $1,321,794 balance of the unrealized loss previously recorded by the Fund with respect to the Atlas securities continues to be carried by the Fund as an unrealized loss.

The 52-week low for the WMI common stock is $0.02 per share and the current bid price (April 28, 2000) is $0.195 per share.


                             READINESS FOR YEAR 2000

During 1999, FCM completed a review of the accounting and other information systems that are currently being utilized by FCM and the Fund with regard to Year 2000 issues. This review involved both actual tests of parts of the information systems that were conducted by third party consultants and representations received from various software vendors. As a result of this review, FCM believed that all of these systems were Year 2000 compliant. All of the costs associated with this review were paid by FCM.

FCM also corresponded with appropriate third parties, such as the Fund's custodian and transfer agent, concerning whether their information systems were Year 2000 compliant. These third parties represented that their information systems were also Year 2000 compliant.

As a result of the above discussed review, Year 2000 issues were not expected to have any material adverse effects on the Fund's results of operations or financial condition. As of April 30, 2000, the Fund has incurred no Year 2000 related issues.


                                   ----------

                                     SIXTEEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------





                                   ----------

                                  ANNUAL REPORT
                                      1999

                                    CONTENTS


Fund Profile and Financial Highlights                                                   One


Message to Investors                                                                    Two


Profiles of Portfolio Companies                                                         Five


Schedule of Investments                                                                 Six


Balance Sheets                                                                          Eight


Statements of Operations                                                                Nine


Statements of Cash Flows                                                                Ten


Statements of Changes in Net Assets                                                     Eleven


Selected Per Unit Data and Ratios                                                       Twelve


Notes to Financial Statements                                                           Thirteen


Report of Independent Public Accountants                                                Seventeen


Management's Discussion and Analysis of Financial
Condition and Results of Operations                                                     Eighteen

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                                  FUND PROFILE


Fiduciary Capital Partners, L.P. (the "Fund") is a Delaware limited partnership that commenced operations on August 14, 1990. The Fund elected to operate as a business development company under the Investment Company Act of 1940. The investment objective of the Fund was to provide current income and capital appreciation by investing primarily in subordinated debt and related equity securities issued as the mezzanine financing of privately structured, friendly leveraged buyouts, leveraged acquisitions and leveraged recapitalizations.

The Fund's investment period ended on December 31, 1995. Although the Fund has been permitted to make additional investments in existing portfolio companies since 1995, the Fund is no longer permitted to acquire investments in new portfolio companies. Consequently, the Fund has been in a liquidation mode. Since the middle of 1997, the Fund has liquidated a significant percentage of its investments and has distributed a significant portion of the related proceeds to its partners.

During the last year, the General Partners considered a number of possible plans that would have permitted the Fund to be liquidated by the end of 2000. However, it was determined that none of these plans was feasible. As a result, it is currently expected that the Fund will remain in existence until the remaining debt investments either mature, are sold or are prepaid by the respective portfolio companies, and the remaining equity investments are sold or otherwise liquidated.

                              FINANCIAL HIGHLIGHTS


                                                                    AS OF DECEMBER 31
                                                                 OR YEAR ENDED DECEMBER 31
                                                  1999        1998        1997       1996         1995
                                                --------    --------    --------    --------    --------
                                                         (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

   Total Investment Income                      $    393    $    743    $  1,647    $  1,600    $  2,669
   Net Investment (Loss) Income                     (326)        108       1,017         952       2,037
   Net Realized and Unrealized
     (Loss) Gain on Investments                   (7,219)     (1,089)       (314)     (1,358)     (2,592)
   Cash Distributions Declared to Partners         1,320       3,235       3,707       1,673       1,815
   Cash Utilized to Repurchase Units                 384         894       1,364       1,719       2,355
   Total Assets                                    2,025      11,254      17,195      20,751      24,143
   Net Assets                                      1,098      10,347      15,457      19,825      23,623
   Value of Investments                            1,761      10,281      16,788      20,357      23,799

Per Unit of Limited Partnership Interest:
   Net Investment (Loss) Income(1)                  (.30)        .08         .78         .68        1.33
   Net Realized and Unrealized
     Loss on Investments(1)                        (6.56)       (.80)       (.25)       (.96)      (1.70)
   Cash Distributions Declared to Partners(2)       1.20        2.70        2.90        1.20        1.20
   Net Asset Value                                  1.26        9.51       12.91       15.28       16.79

----------

(1) Calculated using the weighted average number of Units outstanding during the years ended December 31, 1999, 1998, 1997, 1996 and 1995 of 1,100,323,
     1,190,993, 1,288,211, 1,395,138 and 1,513,503, respectively.

(2) Distribution amounts are reflected during the year in which the cash for the distribution was generated. A portion of the actual cash distributions are paid subsequent to such year.

                                   ----------

                                       ONE

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                              MESSAGE TO INVESTORS



Dear Investor:

This Annual Report includes a discussion of recent developments with respect to the Fund and its remaining portfolio investments and the Fund's audited financial statements for the year ended December 31, 1999. Unaudited interim financial statements for the first quarter of 2000 are also enclosed along with this Annual Report.

HIGHLIGHTS

     o Distributions for 1999 totaled $1.20 per Unit. Cumulative distributions paid to Investors since the Fund's inception during 1990 now total between $16.62 and $16.30 on a per Unit ($20.00 cost) basis, depending upon the closing in which the particular Units were issued.

     o The Fund's net asset value per Unit was $1.26 at December 31, 1999 and $1.19 at March 31, 2000 as compared to $9.51 at December 31, 1998. This substantial decrease in the net asset value resulted primarily from a significant write-down in the value of the Fund's investment in LMC Corporation.

     o The Fund redeemed 7.52% of its outstanding Units during November 1999 pursuant to its annual repurchase offer.

CUMULATIVE DISTRIBUTIONS AND NET ASSET VALUE PER UNIT


                                  [BAR GRAPH]


CASH DISTRIBUTIONS

During 1999, the Fund declared quarterly cash distributions of $0.30 per Unit to Investors. All of the 1999 distributions represented a return of capital.

The 1999 distributions and the 1999 repurchase offer utilized a substantial portion of the Fund's remaining cash. As a result, the Fund did not pay a distribution in the first quarter of 2000 and it is unlikely that the Fund will be able to pay quarterly distributions during the remainder of 2000 and beyond. Distributions will be addressed on a quarterly basis by the General Partners and will involve the consideration of a number of issues.

PERIODIC UNIT REPURCHASE POLICY

Pursuant to the terms of the Fund's periodic unit repurchase policy, the Fund has annually offered to purchase from Investors, up to 7.5% of its outstanding Units for an amount equal to the current net asset value per Unit, net of a 2% fee, which is retained by the Fund to offset expenses incurred in connection with the Repurchase Offer. If the number of tendered Units in any year exceeds 7.5% of the outstanding Units, the Fund's General Partners may vote to repurchase up to an additional 2% of the outstanding Units. If Units in excess of this amount are tendered, Units are repurchased on a prorated basis, after giving priority to Investors owning less than 100 Units.

During November 1999, 83,421 Units (7.52% of the outstanding Units) were redeemed at a net asset value per Unit of $4.60 ($4.51, net of the 2% fee). The next scheduled repurchase of Units will occur during the fourth quarter of 2000.

POSSIBLE LIQUIDATION PLANS

During 1999, the General Partners considered a number of possible plans that would have permitted the Fund to be liquidated by the end of 2000. However, it was determined that none of these plans was feasible. As a result, it is currently expected that the Fund will remain in existence until the remaining debt investments either mature, are sold or are prepaid by the respective portfolio companies, and the remaining equity investments are sold or otherwise liquidated.

PORTFOLIO UPDATE

R.B.M. Precision Metal Products, Inc. ("RBM") RBM set records with regard to both sales and earnings for its fiscal October 31,1998 year. However, RBM lost some major contracts during 1998 and as a result experienced financial difficulties during its fiscal 1999 year. The Fund and RBM's other subordinated lenders agreed to accept stock in payment of interest that was due with respect to the period beginning August 25, 1998 through May 24,


                                   ----------

                                       TWO

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                        MESSAGE TO INVESTORS (CONTINUED)


1999. As a result of these developments, the Fund recorded aggregate writedowns of $753,634 in the value of its RBM investment during the year ended December 31, 1998.

RBM appears to have stabilized its financial situation and its management expects the company to achieve a positive EBITDA for its fiscal year ending October 31, 2000. RBM remains current with its interest payments to the Fund and is currently in compliance with all of its senior and subordinated loan covenants.

Originally, the Fund's RBM debt was scheduled to be repaid over the three years ending May 2002. However, the Fund and RBM's other creditors entered into an Intercreditor and Subordination Agreement ("Agreement") in connection with a restructuring of RBM's senior debt in late 1998. The Agreement prohibits principal payments on RBM's subordinated debt prior to October 31, 2000 and restricts payments thereafter, based on a number of financial formulas contained in the Agreement. Therefore, the amount and timing of any principal payments to be received by the Fund are dependent upon RBM's future operating results.

LMC Corporation ("LMC") In recent years, LMC reoriented its business away from fleet snow grooming to the production of light construction vehicles. LMC experienced significant cash flow shortfalls during December 1999 and January 2000. These cash flow shortfalls, combined with significant reductions in the cash available under the company's revolving line of credit with CIT Corporation, forced a cessation of production of equipment and severely curtailed LMC's ability to fulfill orders for spare parts.

LMC has since held discussions with several potential purchasers of its business, in whole or in part. While no meaningful purchase offers have been received to date, LMC has consummated a consignment joint venture arrangement with respect to its spare parts business. Almost all of LMC's employees have been released.

LMC received a notice of default, dated April 6, 2000, from CIT Corporation with respect to its revolving line of credit. On April 28, 2000, LMC filed for Chapter 11 bankruptcy protection. The bankruptcy case is progressing and the company continues to attempt to sell its business.

As a result of the above-described developments, the Fund created additional reserves of $7,402,297 against the carrying values of the Fund's LMC investment. Thus, as of March 31, 2000, the Fund's total LMC investment had a net carrying value of $332,672, versus its cost of $8,593,049. The Fund and Fiduciary Capital Pension Partners, L.P., an affiliated fund, have a second lien position behind CIT Corporation, with respect to most of LMC's assets. As a result, the Fund expects a partial recovery with respect to the LMC debt held by the Fund. The amount, if any, as well as the timing and form of this recovery is entirely dependent upon the amount and form of the proceeds LMC derives from the sale of its assets. It is possible that a portion of these proceeds could be in the form of stock of the purchaser.

WasteMasters, Inc. ("WasteMasters") The Fund's shares of WasteMasters (OTC-BB symbol "WAST") were obtained in 1998 through the exchange of the Fund's 13% Senior Subordinated Notes, dated as of January 19, 1996, of Atlas Environmental, Inc. for such shares. The exchange was made with Nikko Trading of America Corporation ("Nikko").

The exchange agreement contained restrictions upon sale or transfer of the Fund's WasteMasters shares that expired on June 3, 2000. When the Fund attempted to dispose of some of these shares, we were advised that WasteMasters and its transfer agent were taking the position that approximately 67,000,000 WasteMasters shares that had been issued to Nikko, including those shares Nikko had transferred to the Fund, were not validly issued and had been cancelled because the Consent Judgment pursuant to which the shares had been issued to Nikko in 1998 was vacated by a United States District Court on March 14, 2000. The Court had determined that the original Consent Judgment had been obtained through collusion between the parties that were then controlled by the same persons.

In subsequent correspondence, WasteMasters has stated that, "the Company's board of directors has decided to recognize as valid part or all of any shares issued pursuant to the Consent Judgment to the extent the shares are held by a bona fide purchaser without notice of the underlying fraud or a business or family connection to the persons found to have defrauded the Court."

Counsel to the Fund is attempting to document the Fund's position as a bona fide purchaser without notice of the fraud on the Court, and without any business connection to Nikko or its controlling shareholders. We do not know how long this process will take, how many, if any, WasteMasters shares we will recover, nor what the stock price will be when a resolution of this matter finally occurs.

We are actively attempting to realize the greatest possible returns from the Fund's remaining investments.


                                   ----------

                                      THREE

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                        MESSAGE TO INVESTORS (CONTINUED)

UNREALIZED LOSS ON PORTFOLIO INVESTMENTS

The cumulative unrealized loss on investments held by the Fund at both March 31, 2000 and December 31, 1999 consisted of the following components:


           Portfolio Company                    Unrealized Loss
           -----------------                    ---------------
           LMC                                  $  8,260,377
           WasteMasters                            1,321,794
           RBM                                       753,634
                                                ------------
                                                $ 10,335,805
                                                ============


If you have any questions concerning your investment in the Fund, please call us at 800-866-7607.

Sincerely,


/s/ PAUL BAGLEY

Paul Bagley, Chairman
FCM Fiduciary Capital Management Company



/s/ W. DUKE DEGRASSI

W. Duke DeGrassi, President
FCM Fiduciary Capital Management Company


June 19, 2000



                                   ----------

                                      FOUR

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                         PROFILES OF PORTFOLIO COMPANIES

             VALUE OF 1999 YEAR-END INVESTMENTS BY PORTFOLIO COMPANY


TEMPORARY
INVESTMENTS    LMC       RBM       NIIGATA
-----------    ---       ---       -------
   36.9%      15.5%     42.3%        5.3%

LMC Corporation ("LMC") LMC, headquartered in Brigham City, Utah, is a manufacturer of low ground pressure track vehicles used for construction, landscaping and infrastructure development. Primary purchasers of these vehicles include private contractors, ski resorts, utility companies and various governmental agencies for use on construction sites and/or environmentally sensitive locations.

R.B.M. Precision Metal Products, Inc. ("RBM") RBM, headquartered in Colorado Springs, Colorado, is a manufacturer of precision sheet metal enclosures, chassis and assemblies for business machines.

Niigata Engineering Co., Ltd. ("Niigata") Niigata, headquartered in Tokyo, Japan, is an industrial conglomerate.

WasteMasters, Inc. ("WasteMasters") WasteMasters, headquartered in El Reno, Oklahoma, is a waste management company. The WasteMasters stock is traded on the OTC Bulletin Board System.






                                   ----------


                                      FIVE

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                             SCHEDULE OF INVESTMENTS



DECEMBER 31, 1999


  PRINCIPAL
   AMOUNT/                                                       INVESTMENT          AMORTIZED                        % OF TOTAL
   SHARES                       INVESTMENT                          DATE               COST             VALUE         INVESTMENTS
  ---------                     ----------                       ----------          --------           -----         -----------

MANAGED COMPANIES:

$1,967,040                 LMC Corporation, 12.00%
                           Senior Subordinated                    11/01/96
                           Revolving Notes                         through
                           due 10/31/00(1)                        01/13/99         $1,967,040         $  273,200

93,537 sh.                 LMC Corporation,
                           Class B Preferred Stock*               08/09/99            935,370                  1

260,400 sh.                LMC Corporation,
                           Class C Preferred Stock*               06/10/94          2,596,621                  1

5,523,500 sh.              LMC Corporation,                       02/09/96
                           Common Stock*                           through
                                                                  08/05/98          3,034,549                  1

52.08 sh.                  LMC Credit Corp.,
                           Common Stock*                          02/09/96                  1                  1
                                                                                   ----------          ---------         ----
                                                                                    8,533,581            273,204         15.5%
                                                                                   ----------          ---------         ----

$1,460,000                 R.B.M. Precision Metal
                           Products, Inc., 13.00%
                           Senior Subordinated
                           Secured Notes due
                           5/24/02(2)                             05/24/95          1,415,017            744,337

14,265.6 sh.               R.B.M. Precision Metal
                           Products, Inc., Warrants to
                           Purchase Common Stock*                 05/24/95             82,955                  1

14,392 sh.                 R.B.M. Precision Metal
                           Products, Inc., Common
                           Stock*                                 12/09/98                  1                  1
                                                                                   ----------          ---------         ----
                                                                                    1,497,973            744,339         42.3
                                                                                   ----------          ---------         ----
     Total Investments in Managed Companies (92.6% of net assets)                  10,031,554          1,017,543         57.8
                                                                                   ----------          ---------         ----

NON-MANAGED COMPANIES:

$117,460                   Niigata Engineering                    12/01/99
                           Co., Ltd.,                              through
                           Receivables(3)                         12/10/99             93,468             93,468
                                                                                   ----------          ---------         ----
                                                                                       93,468             93,468          5.3
                                                                                   ----------          ---------         ----
989,414 sh.                WasteMasters, Inc.,
                           Common Stock(4)*                       06/03/98          1,321,795                  1
                                                                                   ----------          ---------         ----
                                                                                    1,321,795                  1          0.0
                                                                                   ----------          ---------         ----
     Total Investments in Non-Managed Companies (8.5% of net assets)                1,415,263             93,469          5.3
                                                                                   ----------          ---------         ----


              The accompanying notes to financial statements are an
                        integral part of this schedule.

                                   ----------

                                       SIX

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                       SCHEDULE OF INVESTMENTS (CONTINUED)



DECEMBER 31, 1999


  PRINCIPAL
   AMOUNT/                                                       INVESTMENT        AMORTIZED                        % OF TOTAL
   SHARES                              INVESTMENT                   DATE             COST               VALUE       INVESTMENTS
  ----------                           ----------                ----------        ---------            -----       -----------

TEMPORARY INVESTMENTS:

$650,000                   Ford Motor Credit Corporation,
                           5.77% Notes due 1/04/00                12/14/99            649,689            649,689
                                                                                  -----------         ----------        -----
     Total Temporary Investments (59.2% of net assets)                                649,689            649,689         36.9
                                                                                  -----------         ----------        -----
     Total Investments (160.3% of net assets)                                     $12,096,506         $1,760,701        100.0%
                                                                                  ===========         ==========        =====


(1) The accrual of interest on the notes was discontinued by the Fund effective July 1, 1999.

(2) The terms of the notes provide for three equal annual principal payments of $486,667 commencing on May 24, 2000. However, the Fund is a party to an Intercreditor and Subordination Agreement with R.B.M. Precision Metal Products, Inc.'s ("RBM's") other creditors, which prohibits principal payments on the notes prior to October 31, 2000 and restricts payments thereafter, based on a number of financial formulas contained in the Agreement.

(3) These are non-interest bearing receivables, which were purchased from LMC Corporation ("LMC") at a discount. Payments are due November 21, 2001 and May 21, 2002 in the amounts of $55,639 and $61,821, respectively.

(4) The WasteMasters, Inc. common stock, which trades on the OTC Bulletin Board System, is subject to a 24-month lock up period, a call option and a right of first refusal.

*    Non-income producing security.





              The accompanying notes to financial statements are an
                        integral part of this schedule.

                                   ----------

                                      SEVEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                                 BALANCE SHEETS


DECEMBER 31, 1999 AND 1998


                                                         1999            1998
                                                     ------------    ------------
ASSETS:
  Investments
     Portfolio investments, at fair value:
       Managed companies (amortized cost -
         $10,031,554 and $9,037,112, respectively)   $  1,017,543    $  7,735,102
       Non-managed companies (amortized cost-
         $1,415,263 and $1,321,795, respectively)          93,469               1
     Temporary investments, at amortized cost             649,689       2,546,274
                                                     ------------    ------------
       Total investments                                1,760,701      10,281,377
     Cash and cash equivalents                            218,111         837,202
     Accrued interest receivable                           21,924         103,233
     Other assets                                          24,333          31,859
                                                     ------------    ------------
        Total assets                                 $  2,025,069    $ 11,253,671
                                                     ============    ============
LIABILITIES:
   Due to affiliates                                 $     33,048    $     31,197
   Accounts payable and accrued liabilities               582,598         539,360
   Distributions payable to partners                      310,992         336,271
                                                     ------------    ------------
     Total liabilities                                    926,638         906,828
                                                     ------------    ------------
COMMITMENTS AND CONTINGENCIES
NET ASSETS:
   Managing General Partner                              (196,777)       (207,011)
   Limited Partners (equivalent to $1.26
     and $9.51, respectively, per limited
     partnership unit based on 1,026,273
     and 1,109,694 units outstanding)                   1,295,208      10,553,854
                                                     ------------    ------------
       Total net assets                                 1,098,431      10,346,843
                                                     ------------    ------------
         Total liabilities and net assets            $  2,025,069    $ 11,253,671
                                                     ============    ============



              The accompanying notes to financial statements are an
                  integral part of these financial statements.

                                   ----------

                                      EIGHT

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                            STATEMENTS OF OPERATIONS

FOR EACH OF THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


                                                         1999          1998           1997
                                                     -----------    -----------    -----------
INVESTMENT INCOME:
   Income:
     Interest                                        $   389,419    $   728,803    $ 1,329,751
     Dividend                                                 --             --        292,981
     Other income                                          4,080         14,215         24,064
                                                     -----------    -----------    -----------
       Total investment income                           393,499        743,018      1,646,796
                                                     -----------    -----------    -----------
   Expenses:
     Professional fees                                   268,469        164,127        169,499
     Fund administration fees                            143,370        143,370        143,370
     Investment advisory fees                             96,162        119,733        141,646
     Administrative expenses                              81,105         81,105         81,105
     Independent General Partner fees and expenses        63,330         61,231         55,219
     Other expenses                                       67,291         65,671         39,264
                                                     -----------    -----------    -----------
       Total expenses                                    719,727        635,237        630,103
                                                     -----------    -----------    -----------
NET INVESTMENT (LOSS) INCOME                            (326,228)       107,781      1,016,693
                                                     -----------    -----------    -----------
REALIZED AND UNREALIZED
   GAIN (LOSS) ON INVESTMENTS:
     Net realized gain (loss) on investments             493,358     (3,008,930)     3,545,258
     Net change in unrealized loss on investments     (7,712,001)     1,919,453     (3,859,138)
                                                     -----------    -----------    -----------
         Net loss on investments                      (7,218,643)    (1,089,477)      (313,880)
                                                     -----------    -----------    -----------
NET (DECREASE) INCREASE IN NET
   ASSETS RESULTING FROM OPERATIONS                  $(7,544,871)   $  (981,696)   $   702,813
                                                     ===========    ===========    ===========



              The accompanying notes to financial statements are an
                  integral part of these financial statements.

                                   ----------

                                      NINE

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                            STATEMENTS OF CASH FLOWS


FOR EACH OF THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



                                                                   1999           1998            1997
                                                               ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net (decrease) increase in net assets
     resulting from operations                                 $ (7,544,871)   $   (981,696)   $    702,813
   Adjustments to reconcile net (decrease) increase in net
     assets resulting from operations to net cash (used in)
     provided by operating activities:
       Accreted discount on portfolio investments                   (15,038)        (12,929)        (39,028)
       Interest income received in stock                            (85,620)             --              --
       Change in assets and liabilities:
         Accrued interest receivable                                 81,309         (26,412)         36,988
         Other assets                                                 7,526          34,201         (58,412)
         Due to affiliates                                            1,851          (7,926)        (13,532)
         Accounts payable and accrued liabilities                    32,869           2,997         (20,670)
       Net realized (gain) loss on investments                     (493,358)      3,008,930      (3,545,258)
       Net change in unrealized loss on investments               7,712,001      (1,919,453)      3,859,138
                                                               ------------    ------------    ------------
         Net cash (used in) provided by operating activities       (303,331)         97,712         922,039
                                                               ------------    ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of portfolio investments                               (997,157)     (3,531,710)     (1,005,376)
   Proceeds from dispositions of portfolio investments              513,632       1,366,389      10,721,487
   Sale (purchase) of temporary investments, net                  1,896,585       7,647,283      (6,396,301)
                                                               ------------    ------------    ------------
     Net cash provided by investing activities                    1,413,060       5,481,962       3,319,810
                                                               ------------    ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Cash distributions paid to partners                           (1,345,084)     (4,112,271)     (2,887,058)
   Repurchase of limited partnership units                         (383,736)       (893,895)     (1,363,640)
                                                               ------------    ------------    ------------
     Net cash used in financing activities                       (1,728,820)     (5,006,166)     (4,250,698)
                                                               ------------    ------------    ------------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS               (619,091)        573,508          (8,849)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                      837,202         263,694         272,543
                                                               ------------    ------------    ------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                       $    218,111    $    837,202    $    263,694
                                                               ============    ============    ============

NONCASH INVESTING AND FINANCING ACTIVITIES:
   Investments exchanged for other investments                 $         --    $  1,639,200    $         --
                                                               ============    ============    ============

              The accompanying notes to financial statements are an
                  integral part of these financial statements.

                                   ----------

                                       TEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                       STATEMENTS OF CHANGES IN NET ASSETS

FOR EACH OF THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


                                                     1999             1998            1997
                                                  ------------    ------------    ------------
(Decrease) increase in net assets resulting from operations:

   Net investment (loss) income                   $   (326,228)   $    107,781    $  1,016,693
   Net realized gain (loss) on investments             493,358      (3,008,930)      3,545,258
   Net change in unrealized loss on investments     (7,712,001)      1,919,453      (3,859,138)
                                                  ------------    ------------    ------------
     Net (decrease) increase in net assets
       resulting from operations                    (7,544,871)       (981,696)        702,813
Repurchase of limited partnership units               (383,736)       (893,895)     (1,363,640)
Distributions to partners from -
   Net investment income                                    --        (129,001)     (1,016,693)
   Realized gain on investments                             --      (1,742,647)     (1,905,894)
Return of capital                                   (1,319,805)     (1,363,193)       (784,482)
                                                  ------------    ------------    ------------
     Total decrease in net assets                   (9,248,412)     (5,110,432)     (4,367,896)
Net assets:
   Beginning of year                                10,346,843      15,457,275      19,825,171
                                                  ------------    ------------    ------------
   End of year (including no undistributed net
     investment income)                           $  1,098,431    $ 10,346,843    $ 15,457,275
                                                  ============    ============    ============


              The accompanying notes to financial statements are an
                  integral part of these financial statements.

                                   ----------

                                     ELEVEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                        SELECTED PER UNIT DATA AND RATIOS



FOR EACH OF THE YEARS ENDED DECEMBER 31, 1999, 1998, 1997, 1996 AND 1995


                                                   1999               1998              1997             1996             1995
                                               -------------     -------------     -------------     -------------    -------------
PER UNIT DATA:
  Investment income(1)                         $         .36     $         .54     $        1.26     $        1.14    $        1.74
  Expenses(1)                                           (.66)             (.46)             (.48)             (.46)            (.41)
                                               -------------     -------------     -------------     -------------    -------------
     Net investment (loss) income(1)                    (.30)              .08               .78               .68             1.33
  Net realized gain (loss) on investments(1)             .45             (2.20)             2.72             (2.80)            3.00
  Net change in unrealized loss
    on investments(1)                                  (7.01)             1.40             (2.97)             1.84            (4.70)
  Effect of unit repurchases on
     net asset value                                    (.19)              .02                --              (.03)            (.19)
  Distributions declared to partners                   (1.20)            (2.70)            (2.90)            (1.20)           (1.20)
                                               -------------     -------------     -------------     -------------    -------------
     Net decrease in net asset value                   (8.25)            (3.40)            (2.37)            (1.51)           (1.76)
        Net asset value:
          Beginning of year                             9.51             12.91             15.28             16.79            18.55
                                               -------------     -------------     -------------     -------------    -------------
           End of year                         $        1.26     $        9.51     $       12.91     $       15.28    $       16.79
                                               =============     =============     =============     =============    =============
RATIOS:
  Ratio of expenses to average net assets               9.65%             4.92%             3.53%             2.85%            2.23%
  Ratio of net investment (loss) income to
     average net assets                                (4.37)%            0.84%             5.69%             4.19%            7.19%
Number of limited partnership units
  at end of year                                   1,026,273         1,109,694         1,201,564         1,299,176        1,407,244


(1) Calculated using the weighted average number of limited partnership units outstanding during the years ended December 31, 1999, 1998, 1997, 1996 and 1995 of 1,100,323, 1,190,993, 1,288,211, 1,395,138, and 1,513,503,
     respectively.




              The accompanying notes to financial statements are an integral part of these selected per unit data and ratios.

                                   ----------

                                     TWELVE

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                          NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 1999 AND 1998

1.   ORGANIZATION AND PURPOSE

Fiduciary Capital Partners, L.P. (the "Fund"), a Delaware limited partnership, was formed on October 20, 1988 to operate as a business development company under the Investment Company Act of 1940. The Fund's operations commenced on August 14, 1990.

FCM Fiduciary Capital Management Company ("FCM"), the Managing General Partner of, and the investment adviser to, the Fund, is responsible, subject to the supervision of the Independent General Partners, for overseeing and monitoring the Fund's investments.

The investment objective of the Fund was to provide current income and capital appreciation by investing primarily in subordinated debt and related equity securities issued as the mezzanine financing of privately structured, friendly leveraged buyouts, leveraged acquisitions and leveraged recapitalizations. These investments are referred to herein as "portfolio investments". Managed companies are those to which significant managerial assistance is offered. As discussed below, the Fund is now in a liquidation mode.

As set forth in the Partnership Agreement, the Fund's investment period ended on December 31, 1995. Although the Fund is permitted to make additional investments in existing portfolio companies, the Fund is no longer permitted to acquire investments in new portfolio companies. A number of alternative actions through which the Fund could be liquidated by the end of 2000 are currently being considered. Once a specific plan of liquidation is developed, the requisite regulatory procedures required to liquidate the Fund will be followed.

A separate fund, Fiduciary Capital Pension Partners, L.P. ("FCPP"), was also formed on October 20, 1988 for tax-exempt investors with investment objectives, policies and restrictions similar to those of the Fund. While the Fund and FCPP have co-invested in each of the portfolio investments, each fund is accounted for separately. Each fund's participation in the portfolio investments is in proportion to the amount of capital that each fund had available for investment at the time each investment was acquired. Certain expenses are allocated between the funds based on the amount of each fund's total capital. The accompanying financial statements include only the activities of the Fund.

2.   SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounting Method The Fund maintains its accounting records, prepares financial statements and files its tax returns using the accrual method of accounting.

Realized and Unrealized Gain or Loss on Investments Realized gains and losses are recorded upon disposition of investments and are calculated based upon the difference between the proceeds and the cost basis determined using the specific identification method. All other changes in the valuation of investments, as determined by FCM, are included as changes in the unrealized appreciation or depreciation of investments in the Fund's Statements of Operations.

Valuation of Investments FCM values the Fund's investments on a weekly basis utilizing a variety of methods. For securities that are publicly traded and for which market quotations are available, valuations are set by the closing sales, or an average of the closing bid and ask prices, as of the valuation date. The Fund discounts these closing market prices between 5% and 20% to reflect lack of liquidity if the Fund's securities are subject to legal or contractual trading restrictions, or to reflect the potential market impact which could result from the sale of the securities, if the Fund and FCPP combined own a material percentage of the outstanding securities. The amount of the discount varies based upon the type of restriction, the time remaining on the restriction and the size of the holding.

Fair value for securities that are not traded in any liquid public markets or that are privately held are determined pursuant to valuation policies and procedures which have been approved by the Independent General Partners and subject to their supervision. There is a range of values that are reasonable for such investments at any particular time. Each such investment is valued initially based upon its original cost to the Fund ("cost method"). Debt securities with attached warrants for the purchase of common stock are initially recorded at a discount from face value equal to the estimated relative value of the warrants at date of investment. The discount is amortized to income as an adjustment to yield from the debt securities. Face value less unamortized discount represents the "amortized cost" of the debt securities.

The cost method is used until significant developments affecting the portfolio company provide a basis for use of an appraisal valuation. Appraisal valuations are based upon such factors as the portfolio company's earnings, cash flow and net worth, the market

                                   ----------

                                    THIRTEEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


prices for similar securities of comparable companies and an assessment of the portfolio company's future financial prospects. In a case of unsuccessful operations, the appraisal may be based upon liquidation value. Appraisal valuations are necessarily subjective. The Fund also may use, when available, third-party transactions in a portfolio company's securities as the basis of valuation ("private market method"). The private market method is used only with respect to completed transactions or firm offers made by sophisticated, independent investors.

Temporary investments with maturities of less than 60 days are stated at amortized cost, which approximates market value. Under this method, temporary investments are valued at cost when purchased and thereafter a constant proportionate amortization of any discount or premium is recorded until maturity of the investment.

Cash and Cash Equivalents The Fund considers investments in money market funds to be cash equivalents.

Interest Receivable on Notes Notes are placed on non-accrual status in the event of a default (after any applicable grace period expires) or if FCM determines that there is no reasonable expectation of collecting the interest.

Income Taxes No provision for income taxes has been made in the financial statements because taxes on Fund income are the responsibility of the individual partners rather than the Fund.

Investment Transactions The Fund records portfolio investment transactions on the date on which it obtains an enforceable right to demand the securities or payment thereof and records temporary investment transactions on the trade date. Realized gains and losses on investments are determined on the basis of specific identification for both accounting and tax purposes.

3.    ALLOCATIONS OF PROFITS, LOSSES AND CASH DISTRIBUTIONS

Pursuant to the Partnership Agreement, all income derived from temporary investments will be distributed and allocated 99% to the Limited Partners and 1% to FCM. Net investment income will, in general, be distributed and allocated:
(i) 99% to the Limited Partners and 1% to FCM until the Limited Partners have received a cumulative non-compounded preferred return of 9% per annum on their capital contributions to the Fund, then (ii) 70% to the Limited Partners and 30% to FCM until FCM has received 10% of all current and prior distributions and allocations, and thereafter, (iii) 90% to the Limited Partners and 10% to FCM.

Proceeds from capital transactions will, in general, be distributed and allocated: (i) 99% to the Limited Partners and 1% to FCM until the Limited Partners have received a cumulative, non-compounded preferred return of 9% per annum on their capital contributions to the Fund from net investment income, capital transactions, or both, then (ii) 100% to the Limited Partners until they have received a return of their capital contributions to the Fund, and thereafter, (iii) 80% to the Limited Partners and 20% to FCM.

Prior to 1998, cash distributions and earnings of the Fund were allocated 99% to the Limited Partners and 1% to FCM. Pursuant to the terms of the Fund's Partnership Agreement, the Fund's 1998 loss was allocated approximately 87% to the Limited Partners and approximately 13% to FCM, and the portion of the 1998 cash distributions that exceeded the partners' cumulative preferred return amounts was allocated 100% to the Limited Partners. Approximately 100% of the Fund's 1999 loss was allocated to the Limited Partners, and 1999 distributions were allocated 99% to the Limited Partners and 1% to FCM.

4.   CAPITAL CONTRIBUTIONS

Upon formation of the Fund, FCM contributed $4,000 for its general partner interest in the Fund. Units of limited partnership interest ("Units") were then sold in a public offering. The Fund held three closings between August 14, 1990 and October 18, 1990, receiving gross offering proceeds of $36,102,000. Commissions and other offering costs were charged against proceeds resulting in net capital contributions from Limited Partners of $31,860,015.

5.   PERIODIC UNIT REPURCHASE PLAN

The Fund's Limited Partners adopted a periodic unit repurchase plan during 1993. Pursuant to the terms of the repurchase policy, the Fund has annually offered to purchase from its Limited Partners, up to 7.5% of its outstanding Units for an amount equal to the current net asset value per Unit, net of a fee (not to exceed 2%), which is retained by the Fund to offset expenses incurred in connection with the repurchase offer. If the number of tendered Units in any year exceeds 7.5% of the outstanding Units, the Fund's General Partners may vote to repurchase up to an additional 2% of the outstanding Units. If Units in excess of this amount are tendered, Units are purchased on a pro-rated basis, after giving priority to investors owning less than 100 Units.



                                   ----------

                                    FOURTEEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


Repurchases of Units since the adoption of the plan are summarized as follows:


                                 Units Repurchased              Net Asset Value per Unit
                            ---------------------------         ------------------------
                                         Percentage
    Date of                             of Outstanding                      Net of the
 Repurchase Offer            Number         Units                Gross         2% Fee
 -----------------           ------   -----------------         -------       ------
 November 1993              117,979        6.54%                $ 18.35       $ 17.98
 November 1994              160,172        9.49%                  18.41         18.04
 November 1995              119,705        7.84%                  19.67         19.28
 November 1996              108,068        7.68%                  15.91         15.59
 November 1997               97,612        7.51%                  13.97         13.69
 November 1998               91,870        7.65%                   9.73          9.54
 November 1999               83,421        7.52%                   4.60          4.51

6.   INVESTMENT ADVISORY FEES

As compensation for its services as investment adviser, FCM receives a subordinated monthly fee at the annual rate of 1% of the Fund's available capital, as defined in the Partnership Agreement, net of certain fees received directly by FCM from the Fund's portfolio companies. Investment advisory fees of $96,162, $119,733 and $141,646 were incurred by the Fund for 1999, 1998 and
1997, respectively.

7.   FUND ADMINISTRATION FEES

As compensation for its services as fund administrator, FCM receives a monthly fee at the annual rate of 0.45% of net proceeds available for investment, as defined in the Partnership Agreement. Fund administration fees of $143,370 were incurred each year by the Fund during 1999, 1998 and 1997. FCM is also reimbursed, subject to various limitations, for administrative expenses incurred in providing accounting and investor services to the Fund. The Fund reimbursed FCM for administrative expenses of $81,105 each year during 1999, 1998 and 1997.

8.   INDEPENDENT GENERAL PARTNER FEES AND EXPENSES

As compensation for services rendered to the Fund, each of the Independent General Partners receives from the Fund and FCPP, an annual fee of $30,000, payable monthly in arrears, together with all out-of-pocket expenses. Each fund's allocation of these fees and expenses is based on the relative number of outstanding Units. Fees and expenses of $63,330, $61,231 and $55,219 were incurred by the Fund for 1999, 1998 and 1997, respectively.

9.   OTHER RELATED PARTY TRANSACTIONS

FCM and its affiliates are entitled to reimbursement of direct expenses paid on behalf of the Fund. Such reimbursements amounted to $304,344, $231,913 and $311,347 during 1999, 1998 and 1997, respectively.

10.  PORTFOLIO INVESTMENTS

The Fund's portfolio investments consist primarily of high-yield private placement securities issued as the mezzanine financing of privately structured, friendly leveraged buyouts, leveraged acquisitions and leveraged recapitalizations, and are generally linked with an equity participation. The risk of loss upon default by an issuer is greater than with investment grade securities because high-yield securities are generally unsecured and are usually subordinated to other creditors of the issuer. Also, these issuers usually have higher levels of indebtedness and are more sensitive to adverse economic conditions than investment grade issuers. Most of these securities are subject to resale restrictions and generally there is no quoted market for such securities.

Although the Fund cannot eliminate the risks associated with its investments in these high-yield securities, it has established risk management procedures. The Fund subjected each prospective investment to rigorous analysis, and made only those investments that were recommended by FCM and that met the Fund's investment guidelines or that were otherwise approved by the Independent General Partners. The Fund also has procedures in place to continually monitor its portfolio companies.

As of December 31, 1999, the Fund held portfolio investments in two Managed Companies, with an aggregate cost of approximately $10.0 million, and two Non-Managed Companies, with an aggregate cost of approximately $1.4 million. During the year ended December 31, 1999, the Fund acquired additional follow-on investments in LMC at a net cost of approximately $1.0 million, including the Niigata receivables that were purchased from LMC.

During 1999, the Fund liquidated its remaining KEMET Corporation common stock investment. The Fund received $513,632 of sales proceeds, resulting in aggregate net realized gains of $503,726.

The Fund has pledged the common stock it owns in LMC Credit Corp. as collateral for the corporation's debt. None of the Fund's other portfolio investments are pledged or otherwise encumbered.

11.  UNREALIZED GAIN (LOSS) ON INVESTMENTS

As of December 31, 1998, the Fund had recorded net unrealized loss on investments of $2,623,804. During 1999, the Fund recorded $7,402,297 of additional unrealized loss on investments. In addition, the Fund disposed of investments during 1999 with respect to which the Fund had recorded $309,704 of unrealized gain during prior years. Therefore, at December 31, 1999, the


                                   ----------

                                     FIFTEEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)



Fund had recorded net unrealized loss on investments of $10,335,805.

12.  NON-ACCRUAL STATUS OF INVESTMENTS

In accordance with the Fund's accounting policies, the Fund stopped accruing interest on the LMC Senior Subordinated Revolving Notes effective July 1, 1999. In addition, the Fund did not record interest income with respect to the R.B.M. Precision Metal Products, Inc. ("RBM") Senior Subordinated Secured Notes during the period from August 25, 1998 through May 24, 1999. The Fund received RBM common stock in payment of the interest due with respect to this nine-month period and the stock was valued at $1 by the Fund.

13.  COMMITMENTS AND CONTINGENCIES

Litigation The Fund has accrued approximately $517,000 for certain known potential liabilities related to former investments of the Fund. In addition, the Fund may be exposed to other asserted or unasserted legal claims encountered in the course of its activities, past and present. Other than those amounts for which the Fund has specifically accrued, management does not believe the ultimate resolution of these matters will have a material adverse impact on the operating results, financial position or cash flows of the Fund.

14.   RECONCILIATION TO INCOME TAX METHOD OF ACCOUNTING

The following is a reconciliation of the net increase in net assets resulting from operations in the accompanying financial statements to the taxable income reported for federal income tax purposes:


                               1999           1998            1997
                            -----------    -----------    -----------
Net (decrease) increase
  in net assets resulting
  from operations per
  financial statements      $(7,544,871)   $  (981,696)   $   702,813
Increase (decrease)
  resulting from:
    Unrealized loss
      on investments          7,712,001     (1,919,453)     3,859,138
    Realized gains and
      losses on
      investments                10,369     (3,540,468)       (90,867)
    Fee income, net of
      amortization                   --             --        (57,426)
    Interest income               8,704        150,888             --
    Other                        22,414        (12,936)       (26,213)
                            -----------    -----------    -----------
Taxable income (loss) per
  federal income tax
  return                    $   208,617    $(6,303,665)   $ 4,387,445
                            ===========    ===========    ===========


The following is a reconciliation of the amount of the Fund's net assets as shown in the accompanying financial statements and the tax bases of the Fund's net assets:


                                 1999          1998           1997
                              -----------   -----------   -----------
Net assets per financial
  statements                  $ 1,098,431   $10,346,843   $15,457,275
    Unrealized loss on
      investments              10,335,805     2,623,804     4,543,257
    Syndication,
      organization and
      start-up costs, net       2,869,139     3,243,217     3,352,335
    Realized gains and
      losses on investments       517,029       506,660     4,047,128
    Distributions payable         310,992       336,271     1,213,701
    Additional stock and
      note basis                  159,592       150,888            --
    Accrued expenses               47,975        23,000        23,000
                              -----------   -----------   -----------
    Tax bases of net assets   $15,338,963   $17,230,683   $28,636,696
                              ===========   ===========   ===========


                                   ----------

                                     SIXTEEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
Fiduciary Capital Partners, L.P.:

We have audited the accompanying balance sheets of Fiduciary Capital Partners, L.P. (a Delaware limited partnership) as of December 31, 1999 and 1998, including the schedule of investments as of December 31, 1999, and the related statements of operations, cash flows and changes in net assets for each of the three years in the period ended December 31, 1999 and the selected per unit data and ratios for each of the five years in the period then ended. These financial statements and per unit data and ratios are the responsibility of the partnership's managing general partner. Our responsibility is to express an opinion on these financial statements and per unit data and ratios based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and per unit data and ratios are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1999 and 1998, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and selected per unit data and ratios referred to above present fairly, in all material respects, the financial position of Fiduciary Capital Partners, L.P. as of December 31, 1999 and 1998, and the results of its operations, its cash flows and the changes in its net assets for each of the three years in the period ended December 31, 1999, and the selected per unit data and ratios for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2, the financial statements include investment securities valued at $1,111,012 at December 31, 1999 (101.1% of net assets) and $7,415,494 at December 31, 1998 (71.7% of net assets) whose values have been estimated by the managing general partner in the absence of readily ascertainable market values. However, because of the inherent uncertainty of valuation, the managing general partner's estimate of values may differ significantly from the values that would have been used had a ready market existed for the securities and the differences could be material.

/s/ Arthur Andersen LLP


Denver, Colorado
February 3, 2000.

                                   ----------

                                    SEVENTEEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS



The following discussion should be read in conjunction with the Fund's audited Financial Statements and the Notes thereto. This Report contains, in addition to historical information, forward-looking statements that include risks and other uncertainties. The Fund's actual results may differ materially from those anticipated in these forward-looking statements. While the Fund can not always predict what factors would cause actual results to differ materially from those indicated by the forward-looking statements, factors that might cause such a difference include general economic and business conditions, effects of competition and the Year 2000 issue on the business of the portfolio companies and other factors discussed elsewhere in this Report. Readers are urged to consider statements that include the terms "believes", "expects", "plans", "anticipates", "intends" or the like to be uncertain and forward-looking. The Fund undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

LIQUIDITY AND CAPITAL RESOURCES

During 1990, the Fund completed a public offering of its Units. Net offering proceeds available to the Fund, after deducting commissions and other offering costs, totaled $31,860,015.

The Fund's Limited Partners adopted a periodic unit repurchase plan during 1993. Pursuant to the terms of the repurchase policy, the Fund has annually offered to purchase from its Limited Partners, up to 7.5% of its outstanding Units for an amount equal to the current net asset value per Unit, net of a fee (not to exceed 2%) to be retained by the Fund to offset expenses incurred in connection with the repurchase offer. If the number of tendered Units in any year exceeds 7.5% of the outstanding Units, the Fund's General Partners may vote to purchase up to an additional 2% of the outstanding Units. If Units in excess of this amount are tendered, Units are purchased on a pro rata basis, after giving priority to Limited Partners owning less than 100 Units.

Repurchases of Units since the adoption of the plan are summarized as follows:


                               Units Repurchased          Net Asset Value per Unit
                           --------------------------     ------------------------
                                        Percentage of
    Date of                              Outstanding                    Net of the
 Repurchase Offer           Number          Units         Gross          2% Fee
-----------------          -------      -------------     -------       ----------
November 1993              117,979         6.54%           $18.35         $17.98
November 1994              160,172         9.49%            18.41          18.04
November 1995              119,705         7.84%            19.67          19.28
November 1996              108,068         7.68%            15.91          15.59
November 1997               97,612         7.51%            13.97          13.69
November 1998               91,870         7.65%             9.73           9.54
November 1999               83,421         7.52%             4.60           4.51

The Fund's investment period ended on December 31, 1995. Although the Fund has been permitted to make additional investments in existing portfolio companies since 1995, the Fund is no longer permitted to acquire investments in new portfolio companies. Consequently, the Fund has been in a liquidation mode. Since the middle of 1997, the Fund has liquidated a significant percentage of its investments and has distributed approximately $6.23 per Unit to the Limited Partners, with the cash coming primarily from the liquidation of these investments.

During the last year, the General Partners considered a number of possible plans that would have permitted the Fund to be liquidated by the end of 2000. However, it was determined that none of these plans was feasible. As a result, it is currently expected that the Fund will remain in existence until the remaining debt investments either mature or are prepaid by the respective portfolio companies, and the remaining equity investments are sold or otherwise liquidated.

As of December 31, 1999, the Fund held portfolio investments in two Managed Companies, with an aggregate cost of approximately $10.0 million, and two Non-Managed Companies, with an aggregate cost of approximately $1.4 million. These portfolio investments, which were made from net offering proceeds and the reinvestment of proceeds from the sale of other portfolio investments, represent approximately 101.1% of the Fund's net assets. When acquired, these portfolio investments generally consisted of high-yield subordinated debt, linked with an equity participation or a comparable participation feature. These securities were typically issued in private placement transactions and were subject to certain restrictions on transfer or sale, thereby limiting their liquidity.

As of December 31, 1999, the Fund's remaining liquid assets were invested in short-term commercial paper. These funds are available to fund the annual repurchase offer, to fund follow-on investments in existing portfolio companies, to pay Fund expenses and for distribution to the partners.

During 1999, the Fund liquidated its remaining KEMET Corporation ("KEMET") stock, with the Fund receiving $513,632 of sales proceeds.

Accrued interest receivable decreased $81,309 from $103,233 at December 31, 1998 to $21,924 at December 31, 1999. The $103,233 receivable at December 31, 1998 consisted primarily of interest due on the LMC notes and the $21,924 receivable at December 31, 1999 consisted primarily of interest due on the RBM notes. Both receivable amounts also included a small receivable for interest earned on money market investments. The Funds had placed the RBM notes on non-accrual status at

                                   ----------

                                    EIGHTEEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                 CONDITION AND RESULTS OF OPERATIONS (Continued)

December 31, 1998. During 1999, the Fund again began accruing interest on the RBM notes, but placed the LMC notes on non-accrual status. (See discussions below concerning the Fund's LMC and RBM investments.)

Accounts payable and accrued liabilities increased $43,238 from $539,360 at December 31, 1998 to $582,598 at December 31, 1999. This increase resulted primarily from increases in accrued legal fees and the Fund's litigation related reserves during 1999. These litigation related reserves represent $517,029, or approximately 89%, of the total accounts payable and accrued liabilities at December 31, 1999.

Distributions payable to partners decreased $25,279, from $336,271 at December 31, 1998 to $310,992 at December 31, 1999. This decrease resulted from a 7.52% decrease in the number of outstanding Units as a result of the repurchase of Units by the Fund during November 1999.

During 1999, the Fund declared quarterly cash distributions to its partners in the aggregate amount of $1,319,805, which were paid during the months of May, August and November 1999 and February 2000. The per Unit distribution rates were $.30 per Unit per quarter. All of these 1999 distributions represented a return of capital.

The 1999 distributions and the 1999 repurchase offer utilized a substantial portion of the Fund's remaining cash. As a result, it is unlikely that the Fund will be able to continue to pay quarterly distributions during 2000 and beyond. The distribution question will be addressed on a quarterly basis by the General Partners, and will involve the consideration of a number of issues.

The Fund has accrued approximately $517,000 for certain known potential liabilities related to two former investments of the Fund. In addition, the Fund may be exposed to other asserted or unasserted legal claims encountered in the course of its activities, past and present. Other than those amounts for which the Fund has specifically accrued, management does not believe the ultimate resolution of these matters will have a material impact on the operating results, financial position or cash flows of the Fund.

RESULTS OF OPERATIONS

                         INVESTMENT INCOME AND EXPENSES

The Fund's investment income consists primarily of interest income earned from the various debt investments held by the Fund. Major expenses include professional fees, fund administration fees, investment advisory fees and administrative expenses.

                             1999 Compared to 1998

The Fund's net investment loss was $326,228 for the year ended December 31, 1999 on total investment income of $393,499 as compared to net investment income of $107,781 on total investment income of $743,018 for the prior year. Net investment income (loss) per limited partnership unit decreased from $0.08 to $(0.30) and the ratio of net investment income (loss) to average net assets decreased from 0.84% to (4.37)% for the year ended December 31, 1999 in comparison to the prior year.

Net investment income (loss) for the year ended December 31, 1999 decreased primarily as a result of a decrease in investment income in comparison to the prior year. Total expenses also increased, though by a much smaller amount.

Investment income decreased $349,519, or 47.0%, for the year ended December 31, 1999 in comparison to the prior year. This decrease resulted primarily from a decrease in the amount of the Fund's temporary investments and the decisions not to record interest on the Fund's LMC notes during the period from July 1, 1999 through December 31, 1999 and the Fund's RBM notes during the period from August 25, 1998 through May 24, 1999 (see discussions below). The amount of the Fund's temporary investments decreased because of (i) return of capital distributions by the Fund, (ii) the Fund's repurchase of Units during the fourth quarters of 1998 and 1999, (iii) purchases of additional follow-on investments, and (iv) the incurrence of net investment losses by the Fund.

Total expenses increased $84,490, or 13.3%, for the year ended December 31, 1999 in comparison to the prior year. This increase resulted primarily from an increase in professional fees. This increase was partially offset by a decrease in investment advisory fees.

Professional fees increased primarily as a result of increases in legal fees incurred in connection with litigation related to LMC's defined contribution pension plan, as discussed below.

Investment advisory fees decreased primarily as a result of (i) the repurchase of Units during the fourth quarters of 1998 and 1999, (ii) the payment of quarterly cash distributions during 1998 that exceeded the Limited Partners' Preferred Return (as defined in the Fund's Partnership Agreement), and (iii) losses realized by the Fund during the second quarter of 1998 with respect to the Mobile Technology, Inc. ("MTI"), Atlas Environmental, Inc. ("Atlas") and AR Accessories Group, Inc. ("ARA") portfolio investments. All three of these items decreased the amount of the Fund's available capital (as defined in the Partnership Agreement), which is the base with respect to which the investment advisory fees are calculated.


                                   ----------

                                    NINETEEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                 CONDITION AND RESULTS OF OPERATIONS (CONTINUED)


                              1998 Compared to 1997

The Fund's net investment income was $107,781 for the year ended December 31, 1998 on total investment income of $743,018 as compared to net investment income of $1,016,693 on total investment income of $1,646,796 for the prior year. Net investment income per limited partnership unit decreased from $0.78 to $0.08 and the ratio of net investment income to average net assets decreased from 5.69% to 0.84% for the year ended December 31, 1998 in comparison to the prior year.

Net investment income for the year ended December 31, 1998 decreased primarily as a result of a decrease in investment income in comparison to the prior year.

Investment income decreased $903,778, or 54.9%, for the year ended December 31, 1998 in comparison to the prior year. This decrease resulted primarily from (i) the prepayment of the Fund's Elgin National Industries, Inc. ("Elgin") subordinated debt investment during November 1997, (ii) the disposition of the ENI preferred stock during November 1997, and (iii) the decision to stop accruing interest on the Fund's RBM subordinated debt investment effective during August 1998. The combined negative impact of these items was partially offset by increases in the amount of interest income earned on temporary investments and the various LMC debt investments.

Total expenses increased $5,134, or 0.8%, for the year ended December 31, 1998 in comparison to the prior year. This increase resulted primarily from increases in other expenses and Independent General Partner fees and expenses. These increases were substantially offset by a decrease in investment advisory fees and, to a lesser extent, by a small decrease in professional fees.

Other expenses increased during 1998 primarily as a result of insurance expense associated with a new liability insurance policy for the Fund's general partners that was initially purchased during September 1997.

Independent General Partner fees and expenses increased during 1998 primarily because one of the Fund's three Independent General Partners resigned during the fourth quarter of 1996 and was not replaced until the third quarter of 1997.

Investment advisory fees decreased during 1998 primarily as a result of (i) the repurchase of Units during November 1997 and 1998, (ii) the payment of quarterly cash distributions during 1998 that exceeded the Limited Partners' Preferred Return (as defined in the Fund's Partnership Agreement) and (iii) losses realized by the Fund during the second quarter of 1998 with respect to the MTI, Atlas and ARA investments. All three of these items decreased the amount of the Fund's available capital (as defined in the Fund's Partnership Agreement), which is the base with respect to which the investment advisory fees are calculated.

                     NET REALIZED GAIN (LOSS) ON INVESTMENTS

The Fund realized net gains of $493,358 during the year ended December 31, 1999, net losses of $3,008,930 during the year ended December 31, 1998 and net gains of $3,545,258 during the year ended December 31, 1997.

The net realized gains for 1997 resulted from gains on the Fund's Neodata Corporation, Elgin National Industries, Inc., ENI Holding Corp. and Huntington Holdings, Inc. ("Huntington") investments, including a prepayment premium, and an additional realized loss on the Fund's Canadian's investment. The net realized losses for 1998 resulted from losses on the Fund's ARA, MTI and Atlas investments and an additional realized gain on the Fund's Huntington investment.

During 1999, the Fund liquidated its remaining KEMET common stock investment. The Fund received $513,632 of sales proceeds, resulting in aggregate net realized gains of $503,726.

The Fund incurred approximately $10,000 of realized losses during the year ended December 31, 1999 as a result of adjustments relating to certain previously held investments.

                    NET UNREALIZED GAIN (LOSS) ON INVESTMENTS

FCM values the Fund's portfolio investments on a weekly basis utilizing a variety of methods. For securities that are publicly traded and for which market quotations are available, valuations are set by the closing sales, or an average of the closing bid and ask prices, as of the valuation date.

Fair value for securities that are not traded in any liquid public markets or that are privately held are determined pursuant to valuation policies and procedures that have been approved by the Independent General Partners and subject to their supervision. There is a range of values that are reasonable for such investments at any particular time. Each such investment is valued initially based upon its original cost to the Fund ("cost method"). The cost method is used until significant developments affecting the portfolio company provide a basis for use of an appraisal valuation. Appraisal valuations are based upon such factors as the portfolio company's earnings, cash flow and net worth, the market prices for similar securities of comparable companies and an assessment of the portfolio company's future financial prospects.


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                                     TWENTY

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                 CONDITION AND RESULTS OF OPERATIONS (CONTINUED)


In a case of unsuccessful operations, the appraisal may be based upon liquidation value. Appraisal valuations are necessarily subjective. The Fund also may use, when available, third-party transactions in a portfolio company's securities as the basis of valuation ("private market method"). The private market method will be used only with respect to completed transactions or firm offers made by sophisticated, independent investors.

Prior to 1997, the Fund had recorded cumulative net unrealized loss on investments of $684,118. During 1997, the Fund recorded $11,869 of unrealized gain and $3,976,377 of unrealized loss on investments. In addition, the Fund disposed of investments during 1997 with respect to which the Fund had recorded $105,369 of net unrealized loss during prior years. Therefore, at December 31, 1997, the Fund had net unrealized loss on investments of $4,543,257.

During 1998, the Fund recorded $2,295,487 of unrealized loss on investments. In addition, the Fund disposed of investments during 1998 with respect to which the Fund had recorded $4,214,940 of net unrealized loss during prior years. Therefore, at December 31, 1998, the Fund had net unrealized loss on investments of $2,623,804.

The net increase in unrealized loss on investments during 1999 and the cumulative net unrealized loss on investments at December 31, 1999, consisted of the following components:


                                Net Changes      Net Unrealized
                               in Unrealized       Gain (Loss)
                                Gain (Loss)      Recorded as of
Portfolio Investment            During 1999     December 31, 1999
--------------------          --------------    -----------------
Unrealized gains recorded
   during prior years with
   respect to investments
   disposed of during 1999    $   (309,704)     $          --
LMC                             (7,402,297)        (8,260,377)
RBM                                     --           (753,634)
WMI                                     --         (1,321,794)
                              ------------      -------------
                              $ (7,712,001)     $ (10,335,805)
                              ============      =============

LMC has a defined contribution plan (the "Plan"), which was closed during 1995. The current and previous trustees of the Plan failed to assure that the Plan was properly funded. In order to rectify this problem, LMC made demands on the current and previous trustees of the Plan and the previous controlling shareholder that these parties make the necessary payments to the Plan. LMC filed suit against Mr. Wallace, the former controlling shareholder of LMC and the current Plan trustee.

All matters relative to the Plan, including the attendant litigation, were settled during 1999. Mr. Wallace contributed $750,000 to pay the assessed underfunding. He received Class A preferred stock in return for this contribution. LMC gave Mr. Wallace a full release from all claims relative to this matter and has received letters from both the Internal Revenue Service and the Department of Labor indicating that they have "accepted" LMC's actions to date. While this does not mean that future action is precluded, LMC's management believes it to be unlikely.

Simultaneously with the above settlement, the Fund converted its revolving notes that were due October 1, 1999, plus all accrued interest due from LMC, into Class B preferred stock. Effective July 1, 1999, the Fund also discontinued accruing interest on the LMC Senior Subordinated Revolving Notes due October 31, 2000, which it still holds.

LMC experienced significant cash flow shortfalls in December 1999 and January 2000. These cash flow shortfalls, combined with significant reductions in the cash available under the Company's revolving line of credit with CIT Corporation, forced a cessation of production of equipment and severely curtailed LMC's ability to fulfill orders for spare parts. LMC received a notice of default, dated April 6, 2000, from CIT.

LMC has initiated discussions with several potential purchasers of its business, in whole or in part. To date, no meaningful offers have been received. LMC is also exploring a consignment joint venture for its spare parts business. The majority of LMC's employees, including Clyde Noorda, the President, have been released.

The LMC Board of Directors has authorized management to file for bankruptcy protection when, and if, it determines that it is in the best interests of the company to do so. In an effort to preserve value and facilitate the possible sale of the business, the Fund's General Partners approved an additional loan of up to $111,502, subsequent to December 31, 1999. As of March 31, 2000, LMC has drawn down $59,467 of this amount. When these funds are exhausted, LMC will probably have no alternative to a bankruptcy filing.

The Fund previously wrote its LMC investment down by $540,800 and $317,280 during 1995 and 1997, respectively. As a result of the above-described developments, the Fund created additional reserves of $7,402,297 against the carrying values of the Fund's LMC investment during 1999. Thus, as of December 31, 1999, the Fund's total LMC investment had a net carrying value of $273,204, versus its cost of $8,533,581.



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                                   TWENTY-ONE

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                 CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

RBM had a record year for fiscal 1998, with sales of approximately $30 million and EBITDA of approximately $2.7 million. However, these sales were achieved primarily through one contract with Digital Equipment Corporation ("DEC"). During August 1998, RBM notified the Fund that anticipated sales to DEC and other large customers were expected to decline significantly in the upcoming year. Of particular concern were sales to DEC, which has been acquired by Compaq Computer Corp. As a result of the expected decline in sales, RBM began the process of restructuring its debt, including the subordinated debt held by the Fund. The Fund received the quarterly interest payment that was due from RBM on August 24, 1998. The interest payment that was due during November 1998 was deferred and subsequently converted to equity pursuant to the restructuring described below.

During December 1998, RBM and its lenders completed a restructuring under which a new senior lender, Wells Fargo Business Credit, replaced Bank of America. As part of this transaction, RBM's principle shareholder, 13i Capital Corporation ("13i"), contributed additional equity to the company and the subordinated lenders, including the Fund, agreed to accept shares of RBM's common stock as payment for the next three quarterly interest payments beginning with the payment that was due during November 1998. As a consequence, the Fund's ownership of RBM, on a fully diluted basis, increased from 6.6% to 8.1%, assuming exercise of its warrants. The restructuring was designed to provide RBM with a period of time in which to secure additional customers and return to a more stable financial position under which RBM could meet its interest obligations to its creditors, including the Fund.

As a result of these developments, the Fund stopped accruing interest on its RBM subordinated debt effective August 24, 1998. In addition, the Fund recorded aggregate writedowns of $753,634 relating to RBM during the year ended December 31, 1998.

RBM resumed paying the quarterly interest payments in cash, commencing with the quarterly interest payment due on August 24, 1999. The Fund placed a $1 aggregate valuation on the RBM common stock that was received in payments of the interest with respect to the nine-month period beginning August 25, 1998 and ending May 24, 1999.

For its fiscal year ended October 31, 1999, RBM's revenues were $11.6 million versus a budget of $12.0 million. For the year, RBM's loss was $1.3 million (pretax) versus a budgeted loss of $1.9 million.

RBM projects sales of approximately $17 million for its fiscal year ended October 31, 2000, with a positive EBITDA. Sales and cash flows for the quarter ended January 31, 2000 were slightly below budget.

RBM remains current with its interest payments and is currently in compliance with all of its senior and subordinated loan covenants. However, it will not make the principal payment scheduled for May 2000 on the Fund's note, because it is not permitted to do so under the terms of an Intercreditor and Subordination Agreement ("Intercreditor Agreement"), between the Fund and RBM's other creditors. This Intercreditor Agreement was a stipulated pre-condition to RBM's debt restructuring, which occurred in late 1998.

13i's CEO has taken over as CEO of RBM. He has brought in a number of new professionals and seems to have stabilized the company. If this continues, the Fund could possibly receive a partial principal payment in the second quarter of 2001, since the Intercreditor Agreement permits such payments, limited to 85% of RBM's EBITDA. Originally, our debt was scheduled to be repaid over the three years ending May 2002. It now appears that it will take considerably longer than this. There is no assurance that any payments will be permitted and any such payments are entirely dependent upon RBM's continued improved performance. The Fund continues to urge a sale or refinancing of the company, but has been unable to obtain the agreement of 13i.

During June 1998, the Fund exchanged its Atlas (which was in bankruptcy proceedings) subordinated notes and warrants for 989,414 shares of common stock of WasteMasters, an Atlanta, Georgia based waste management company. Pursuant to the terms of the agreement, the Fund is prohibited from selling its WasteMasters common stock for 24 months. In addition, the Fund granted the entity acquiring the Fund's Atlas securities a call on the Fund's WasteMasters common stock during the 24-month lock up period and a right of first refusal thereafter. The call price is $11.25 per share.

The WasteMasters common stock, which trades on the OTC Bulletin Board System ("WAST"), closed at $1.78 (an average of the closing bid and ask prices) on the date of the exchange (June 3, 1998). Based on this price, the Fund's WasteMasters common stock had a trading value of $1,761,157 on the date of the exchange. However, due to a number of factors, including the speculative nature of the WasteMasters stock, the two year lock up period and the relative size of the Fund's stock position versus the daily trading volume, FCM decided to carry the WasteMasters stock at the same $1 nominal value that the Atlas securities were previously carried by the Fund.

                                   ----------

                                   TWENTY-TWO

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                 CONDITION AND RESULTS OF OPERATIONS (CONTINUED)



The Fund recorded a realized loss of $2,560,453 on the exchange, which is equal to the amount of the loss that the Fund claimed for income tax purposes from the disposition of the Atlas securities. The $1,321,794 balance of the unrealized loss previously recorded by the Fund with respect to the Atlas securities continues to be carried by the Fund as an unrealized loss.

The 52-week low for the WasteMasters common stock is $0.02 per share and the current bid price (March 31, 2000) is $0.30 per share.

READINESS FOR YEAR 2000

During 1999, FCM completed a review of the accounting and other information systems that are currently being utilized by FCM and the Fund with regard to Year 2000 issues. This review involved both actual tests of parts of the information systems that were conducted by third party consultants and representations received from various software vendors. As a result of this review, FCM believed that all of these systems were Year 2000 complaint. All of the costs associated with this review were paid by FCM.

FCM also corresponded with appropriate third parties, such as the Fund's custodian and transfer agent, concerning whether their information systems were Year 2000 complaint. These third parties represented that their information systems were also Year 2000 complaint.

As a result of the above discussed review, Year 2000 issues were not expected to have any material adverse effects on the Fund's results of operations or financial condition. As of March 31, 2000, the Fund has incurred no Year 2000 related issues.

INFLATION AND CHANGING PRICES

Inflation has had no material impact on the operations or financial condition of the Fund from inception through December 31, 1999. However, inflation and changing prices, in addition to other factors, may effect the value and the eventual selling price of the Fund's remaining investments.


                                   ----------

                                  TWENTY-THREE

                        FIDUCIARY CAPITAL PARTNERS, L.P.

--------------------------------------------------------------------------------

                                FUND INFORMATION


FIDUCIARY CAPITAL PARTNERS, L.P.
1530 16th Street, Suite 200
Denver, Colorado 80202
(800) 866-7607


MANAGING GENERAL PARTNER
FCM Fiduciary Capital Management Company


AUDITORS
Arthur Andersen LLP
Denver, Colorado


LEGAL COUNSEL
Lyle B. Stewart
Denver, Colorado


TRANSFER AGENT
GEMISYS Corporation
Englewood, Colorado



A copy of the Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, will be furnished without charge to Limited Partners upon request. A copy can also be obtained from the SEC's EDGAR Database on the World Wide Web at: http://www.sec.gov/edgarhp.htm.



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                                   TWENTY-FOUR